UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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KINDRED HEALTHCARE, INC.

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KINDRED HEALTHCARE, INC.

April 4, 2007

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Kindred Healthcare, Inc., to be held at 10:00 a.m. (EDT) on Thursday, May 31, 2007, at Kindred’s principal office at 680 South Fourth Street, Louisville, Kentucky 40202-2412.

Information concerning the business to be conducted at the meeting is included in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. Please give all of the information contained in the Proxy Statement your careful attention.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting, it is important that your shares be represented. Therefore, we urge you to sign, date and promptly return the enclosed proxy in the enclosed postage paid envelope. Please refer to the enclosed voting form for instructions. If you attend the meeting, you will, of course, have the right to vote in person.

I look forward to greeting you personally, and on behalf of the Board of Directors and management, I would like to express our appreciation for your interest in Kindred.

Sincerely,

Paul J. Diaz

President and Chief Executive Officer

Kindred Healthcare, Inc.

680 South Fourth Street

Louisville, Kentucky 40202-2412

KINDRED HEALTHCARE, INC.

680 SOUTH FOURTH STREET

LOUISVILLE, KENTUCKY 40202-2412

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 31, 2007

To the Shareholders of Kindred Healthcare, Inc.:

The Annual Meeting of Shareholders of Kindred Healthcare, Inc. (“Kindred”) will be held at 10:00 a.m. (EDT) on Thursday, May 31, 2007, at Kindred’s principal office at 680 South Fourth Street, Louisville, Kentucky 40202-2412 for the following purposes:

(1)	To elect a board of nine directors;

(2)	To amend and restate Kindred’s 2001 Stock Option Plan for Non-Employee Directors (Amended and Restated);

(3)	To ratify the appointment of PricewaterhouseCoopers LLP as Kindred’s independent auditor for fiscal year 2007; and

(4)	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on April 3, 2007 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof.

IT IS IMPORTANT THAT YOU VOTE YOUR SHARES. WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE SUBMIT YOUR PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PAID ENVELOPE IN ORDER TO AVOID ADDITIONAL SOLICITING EXPENSES TO KINDRED. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU FIND IT CONVENIENT TO ATTEND THE MEETING.

April 4, 2007

Paul J. Diaz

President and Chief Executive Officer

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 31, 2007

GENERAL INFORMATION

This proxy statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Kindred Healthcare, Inc. (“Kindred” or the “Company”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”), to be held at 10:00 a.m. (EDT) on May 31, 2007, at the Company’s principal office at 680 South Fourth Street, Louisville, Kentucky 40202-2412, and at any adjournment or postponement thereof. Only shareholders of record on the books of the Company at the close of business on April 3, 2007 will be entitled to notice of, and to vote at, the Annual Meeting. This proxy statement is dated April 4, 2007 and was first mailed to shareholders on or about April 9, 2007.

Proxies are solicited by the Board of Directors in order to provide each shareholder with an opportunity to vote on all matters scheduled to come before the Annual Meeting, whether or not he or she attends the Annual Meeting in person. When the enclosed proxy card is returned properly signed, the shares represented by the proxy card will be voted by the proxy holders named on the proxy card in accordance with the shareholder’s directions. You are urged to specify your choice by marking the appropriate box on the proxy card. If the proxy card is signed and returned without specifying a choice, the shares will be voted as recommended by the Board of Directors.

The cost of preparing, assembling and mailing the notice of the Annual Meeting, proxy statement and proxy card will be paid by the Company. In addition to the use of the mail, proxies may be solicited by directors, officers and other employees of the Company, without additional compensation, in person, by telephone or other electronic means. Furthermore, the Company has retained Georgeson Inc. (“Georgeson”), an investor relations firm, to assist with the distribution of proxy materials and to solicit proxies from brokers, banks and institutional holders by telephone or mail. The Company does not anticipate the fees paid to Georgeson, exclusive of reimbursement of costs, will exceed $10,000. Kindred will reimburse brokerage houses and other nominees for their expenses in forwarding proxy materials to beneficial owners of the Company’s common stock.

Revocability of Proxy

Executing and returning the enclosed proxy card will not affect your right to attend the Annual Meeting and vote in person. If you do attend, you may vote by ballot at the Annual Meeting, thereby effectively canceling any proxies previously given. In addition, a shareholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by filing with the Corporate Secretary of the Company any instrument revoking it, or by filing with the Company a duly executed proxy bearing a later date.

Voting Rights and Outstanding Shares

Each share of common stock, $0.25 par value (“Common Stock”), of the Company outstanding at the close of business on April 3, 2007 is entitled to one vote at the Annual Meeting. As of April 3, 2007, there were 40,033,433 shares of Common Stock outstanding.

The presence at the Annual Meeting in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of all business at the Annual Meeting. The vote of a plurality of the outstanding shares of Common Stock present in person or by proxy will be necessary to elect the director-nominees listed in this proxy statement. The affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy will be necessary (1) to amend and restate the Company’s 2001 Stock Option Plan for Non-Employee Directors (Amended and Restated) (the “Directors Plan”), (2) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal year 2007, and (3) to approve any other matters that may properly come before the Annual Meeting for shareholder consideration. Abstentions and proxies relating to “street name” shares for which brokers have not received voting instructions from the beneficial owner (“Broker Non-Votes”) are counted in determining whether a quorum is present. In the election of directors, the nominees receiving the highest number of votes will be elected. Therefore, abstentions or Broker Non-Votes for a director-nominee will have no effect. With respect to any matters submitted to the shareholders for their consideration other than the election of directors, abstentions will be counted as shares present and entitled to vote on such proposals in determining whether the proposals have received the requisite number of favorable votes, but Broker Non-Votes will not be counted as shares present and entitled to vote on such proposals. Thus, abstentions will have the same effect as votes against any such proposal, but Broker Non-Votes will have no effect in determining whether any such proposal has been approved by the shareholders. Therefore, it is important that you complete and return your proxy early so that your vote may be recorded.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting, who also will determine whether a quorum is present.

1.    PROPOSAL TO ELECT DIRECTORS

The Board of Directors of the Company (the “Board” or the “Board of Directors”) currently consists of nine persons. The Board of Directors has nominated the nine persons listed below to be elected as directors at the Annual Meeting. Each director elected at the Annual Meeting will serve, subject to the provisions of the Company’s bylaws, until the next annual meeting of shareholders and until his or her successor is duly elected and qualified. The names and ages of the nominees proposed for election as directors, all of whom are presently directors of the Company, together with certain information concerning the nominees, are set forth below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION AS DIRECTORS OF EACH OF THE NOMINEES LISTED BELOW.

Nominees For Director

EDWARD L. KUNTZ (61) has served as the Executive Chairman of the Board of Directors since January 2004. He served as the Company’s Chairman of the Board and Chief Executive Officer from January 1999 to December 31, 2003. He served as President of the Company from November 1998 until January 2002. He also served as Chief Operating Officer and a director of the Company from November 1998 to January 1999. Mr. Kuntz is a director of Rotech Healthcare, Inc., a provider of home medical equipment and related products and services.

ANN C. BERZIN (54) has served as a director of the Company since November 2006. Ms. Berzin is a private investor who previously served as Chairman and Chief Executive Officer of Financial Guaranty Insurance Company, a subsidiary of General Electric Capital Corporation, from 1992 to 2001. Ms. Berzin is a director of Ingersoll-Rand Company, a worldwide climate control, industrial solutions, infrastructure development and security products company. (1)

THOMAS P. COOPER, M.D. (62) has served as a director of the Company since May 2003. Dr. Cooper is the founder and Chairman of Vericare, Inc., a provider of mental health services to patients in long-term care facilities, since 1991. Dr. Cooper also is an adjunct professor at the Columbia University School of Business. From November 2000 to December 2001, Dr. Cooper was the Chief Executive Officer of Oncall Healthcare, Inc., a start-up venture that provided nurse triage services. Dr. Cooper is a director of Hanger Orthopedic Group, Inc., the largest operator of orthotic and prosthetic patient care centers in the United States. (2)(3)

PAUL J. DIAZ (45) has served as a director of the Company since May 2002, as Chief Executive Officer of the Company since January 1, 2004 and as President of the Company since January 2002. He served as the Chief Operating Officer of the Company from January 2002 to December 31, 2003. Prior to joining the

Company, he served as the managing member of Falcon Capital Partners, LLC, a private investment and consulting firm specializing in healthcare restructurings, and as Chairman and Chief Executive Officer of Capella Senior Living, LLC, a start-up venture to provide long-term healthcare services.

MICHAEL J. EMBLER (42) has served as a director of the Company since July 2001. Since July 2001, Mr. Embler has served as an officer of Franklin Mutual Advisers, LLC, an investment advisory firm. Mr. Embler is a director of AboveNet, Inc., a telecommunication services company. (2)(3)(4)

GARRY N. GARRISON (60) has served as a director of the Company since April 2001. From 1997 to 2000, Mr. Garrison served as Senior Vice President of Dynamic Healthcare Solutions, Inc., a venture capital firm specializing in high-growth, health related businesses. (2)(3)

ISAAC KAUFMAN (59), a certified public accountant, has served as a director of the Company since April 2001. Since September 1998, Mr. Kaufman has served as the Senior Vice President and Chief Financial Officer of Advanced Medical Management Inc., a manager of medical practices and an outpatient surgical center. Mr. Kaufman is a director of TransWorld Entertainment Corporation, a leading specialty retailer of music and video products, and Hanger Orthopedic Group, Inc., the largest operator of orthotic and prosthetic patient care centers in the United States. (1)(4)

JOHN H. KLEIN (60) has served as a director of the Company since April 2001. Mr. Klein has served as Chairman and Chief Executive Officer of DAVA Pharmaceuticals, Inc., a generic pharmaceutical company, since March 2004. He also has served as Chairman and Managing Director of Aston Partners, a private equity fund, since 2001. He has been the Chairman and Chief Executive Officer of Strategic Business and Technology Solutions, LLC, a strategic business and technology advisory firm, since June 1998. Mr. Klein also has served as the Chairman and Chief Executive Officer of BI Logix, Inc., a business intelligence software solutions company, since May 1998. In addition, he has served as Chairman and Chief Executive Officer of DentalLine.com, a group benefit and internet company, since July 1999. (1)(2)(4)(5)

EDDY J. ROGERS, JR. (66) has served as a director of the Company since August 2003. Mr. Rogers has been a partner with the law firm of Andrews Kurth LLP since October 2001. Mr. Rogers was a partner with Mayor, Day, Caldwell & Keeton, L.L.P., a law firm that merged with Andrews Kurth. (1)(4)

(1)	Member of the Audit Committee, of which Mr. Kaufman is Chairman.
(2)	Member of the Executive Compensation Committee, of which Mr. Klein is Chairman.
(3)	Member of the Compliance and Quality Committee, of which Dr. Cooper is Chairman.
(4)	Member of the Nominating and Governance Committee, of which Mr. Klein is Chairman.
(5)	Mr. Klein serves as the lead independent director for the Board of Directors.

The information contained in this proxy statement concerning the nominees is based upon statements made or confirmed to the Company by or on behalf of such nominees, except to the extent certain information appears in its records. Directors’ ages are given as of January 1, 2007.

SHARES OF COMMON STOCK OF THE COMPANY REPRESENTED BY PROXIES EXECUTED AND RECEIVED IN THE ACCOMPANYING FORM WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL OF THE NOMINEES, UNLESS OTHERWISE SPECIFIED ON THE PROXY. The Board of Directors does not contemplate that any of the nominees will be unable to serve as a director. However, in the event that one or more nominees are unable or unwilling to accept or are unavailable to serve, the persons named in the proxies or their substitutes will have the authority, according to their judgment, to vote or refrain from voting for other individuals as directors.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

The Board of Directors has determined that the following seven directors are independent, as defined under the listing standards of the New York Stock Exchange (“NYSE”): Ms. Ann C. Berzin, Thomas P. Cooper, M.D., Mr. Michael J. Embler, Mr. Garry N. Garrison, Mr. Isaac Kaufman, Mr. John H. Klein and Mr. Eddy J. Rogers, Jr. These independent directors have regularly scheduled meetings at which members of management are not present. Mr. Klein presides as chairman of these meetings in his capacity as the Company’s lead independent director.

The Board’s independence determination was based on a review in which each director’s independence was evaluated on a case-by-case basis. In performing the independence evaluations, the Board considers any matters that could affect the ability of each outside director to exercise independent judgment in discharging his or her responsibilities as a director, including all transactions and relationships between each such director, the director’s family members and organizations with which the director or the director’s family members have an affiliation and the Company, its subsidiaries and its management. Any such matters are evaluated both from the standpoint of the director and from that of persons or organizations with which the director has an affiliation. In addition, the Board also considers any other transactions, relationships or arrangements that could affect director independence. For 2006, the Board identified no such matters, transactions, relationships or arrangements.

During 2006, the Board of Directors held fifteen meetings, including six regular and nine special meetings. The independent members of the Board held four of the nine special meetings of the Board during 2006. All independent directors attended these meetings, which were called to review and discuss the proposed spin-off of the Company’s institutional pharmacy business, Kindred Pharmacy Services, and its simultaneous merger with AmerisourceBergen Corporation’s institutional pharmacy business, PharMerica Long-Term Care, to form a new, independent, publicly traded company (“NewCo”). Each director attended more than 75% of the total number of meetings of the Board and the applicable committees during the periods on which each served.

The Board of Directors has established an Audit Committee, a Compliance and Quality Committee, an Executive Compensation Committee, and a Nominating and Governance Committee. Each committee has a written charter which is available on the Company’s website at www.kindredhealthcare.com. The Company’s Corporate Governance Guidelines also are available on the Company’s website at www.kindredhealthcare.com. Information on the Company’s website is not part of this proxy statement. Shareholders may request a copy of the charters or the Corporate Governance Guidelines by contacting the Company, care of the Corporate Secretary, at the Company’s principal office.

Audit Committee.    The Audit Committee has four members consisting of Mr. Isaac Kaufman (Chairman), Ms. Ann C. Berzin, Mr. John H. Klein and Mr. Eddy J. Rogers, Jr. Each member of the Audit Committee is independent as defined under the listing standards of the NYSE. The Board of Directors has determined that Mr. Kaufman is the Audit Committee’s financial expert as defined in Item 407 of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee held eight meetings during 2006. The Audit Committee assists the Board of Directors in monitoring (1) the adequacy of the Company’s system of internal controls, accounting policies, financial reporting practices, and the quality and integrity of the Company’s financial reporting; (2) the independent auditor’s qualifications and independence; and (3) the performance of the Company’s internal audit function and independent auditor.

Compliance and Quality Committee.    The Compliance and Quality Committee has three members consisting of Thomas P. Cooper, M.D. (Chairman), Mr. Michael J. Embler and Mr. Garry N. Garrison. Each member of the Compliance and Quality Committee is independent as defined under the listing standards of the NYSE. The Compliance and Quality Committee held four meetings in 2006. The Compliance and Quality Committee assists the Board of Directors in monitoring (1) the Company’s compliance with applicable laws, regulations and policies; (2) the Company’s compliance with its Code of Conduct; and (3) the Company’s programs, policies and procedures that support and enhance the quality of care provided by the Company.

Executive Compensation Committee.    The Executive Compensation Committee has four members consisting of Mr. John H. Klein (Chairman), Thomas P. Cooper, M.D., Mr. Michael J. Embler and Mr. Garry N. Garrison. Each member of the Executive Compensation Committee is independent as defined under the listing standards of the NYSE, and qualifies as an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a non-employee director within the meaning of Rule 16b-3 under the Exchange Act. The Executive Compensation Committee held six meetings in 2006. The Executive Compensation Committee assists the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and the investment community by ensuring that the Company’s key executives, officers and Board members are compensated in accordance with the Company’s overall compensation program and executive compensation policies. The Executive Compensation Committee recommends and approves compensation policies, programs and pay levels that are necessary to support the Company’s objectives and that are rational and reasonable to the value of the services rendered. The Executive Compensation Committee also reviews and discusses with management the Compensation Discussion and Analysis prepared for inclusion in our Annual Report on Form 10-K and this proxy statement and, based on such review, determines whether to recommend to the Board that the Compensation Discussion and Analysis be included in the Annual Report and the proxy statement. Furthermore, the Executive Compensation Committee prepares the “Report of the Executive Compensation Committee” that begins on page 34 of this proxy statement.

The Executive Compensation Committee’s processes and procedures for the consideration and determination of executive compensation, including the role of our Chief Executive Officer in making recommendations to the Executive Compensation Committee and the role of compensation consultants in assisting the Executive Compensation Committee in its functions, are more fully described in the “Compensation Discussion and Analysis” section that begins on page 11 of this proxy statement.

Nominating and Governance Committee.    The Nominating and Governance Committee has four members consisting of Mr. John H. Klein (Chairman), Mr. Michael J. Embler, Mr. Isaac Kaufman and Mr. Eddy J. Rogers, Jr. Each member of the Nominating and Governance Committee is independent as defined under the listing standards of the NYSE. The Nominating and Governance Committee held five meetings in 2006. The Nominating and Governance Committee assists the Board of Directors by (1) identifying individuals qualified to become Board members, approving the director nominees for the next annual meeting of shareholders and approving nominees to fill vacancies on the Board; (2) recommending to the Board nominees for director and chairperson(s) for each committee; (3) leading the Board in its annual review of the Board’s performance; and (4) recommending to the Board the corporate governance guidelines applicable to the Company.

It is the policy of the Nominating and Governance Committee to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. The Committee has not established any specific qualifications for directors. The Nominating and Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors. The Nominating and Governance Committee may recommend increasing the size of the Board of Directors if it perceives specialized needs for the Board of Directors and if qualified director candidates are identified. In order to avoid the unnecessary use of the Nominating and Governance Committee’s resources, the Nominating and Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below. There have been no material changes to the procedures by which shareholders may recommend director candidates since the Company last disclosed such procedures.

To submit a recommendation of a director candidate to the Nominating and Governance Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Nominating and Governance Committee, care of the Corporate Secretary, at the Company’s principal office:

1.    The name of the person recommended as a director candidate;

2.    All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act;

3.    The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.    As to the shareholder making the recommendation, the name and address, as they appear on the Company’s records, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s Common Stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s Common Stock, and the number and class of all shares of each class of stock of the Company owned of record or beneficially by such holder; and

5.    A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders to be held in 2008, the recommendation must be received in accordance with the requirements for other shareholder proposals. See “Shareholder Proposals and Director Nominations.”

The Nominating and Governance Committee has generally identified director nominees based upon suggestions by outside directors, members of management and/or shareholders, and has interviewed and evaluated those persons on its own. On occasion, the Company employs outside search firms to identify and screen potential director candidates. Ms. Berzin, who was appointed to the Board of Directors on November 6, 2006, was originally identified for her position by one such outside search firm. The Company seeks directors who possess integrity, a high level of education and business experience, broad-based business acumen, an understanding of the Company’s business and the healthcare industry generally, strategic thinking and a willingness to share ideas, a network of contacts and diversity of experiences, expertise and background. The Nominating and Governance Committee uses these criteria to evaluate potential nominees, and does not evaluate proposed nominees differently depending upon who has made the proposal.

Attendance at the Annual Meeting.    The Board of Directors does not require directors to attend the annual meeting of shareholders. Mr. Kuntz, Mr. Diaz and Dr. Cooper attended the 2006 annual meeting of shareholders.

CODE OF ETHICS AND RELATED PERSON TRANSACTIONS

The Company has adopted a Code of Conduct that serves as its code of ethics and applies to all of the Company’s directors and employees, including the principal executive officer, principal financial officer, principal accounting officer, and certain other persons performing similar functions. The text of the Company’s Code of Conduct is posted on the Company’s website located at www.kindredhealthcare.com under the “Investor Information” section and is available in print to any requesting shareholder. In addition, the Company intends to disclose on its website (1) the nature of any amendment to a provision of the Code of Conduct that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions and (2) the nature of any waiver, including an implied waiver, from provisions of the Code of Conduct that is granted to one of these specified individuals, the name of the person to whom the waiver was granted and the date of the waiver. Such disclosure will be made within four business days following the date of the applicable amendment or waiver. Information contained on the Company’s website is not part of this proxy statement.

The Company’s Code of Conduct generally prohibits the Company’s directors, executive officers and employees from engaging in activities that conflict with the interests of the Company and the residents and patients served by the Company. Unless otherwise approved in accordance with the requirements of the Code of Conduct, the Company’s directors, executive officers and employees are prohibited, among other things, from (1) having a direct or indirect financial or business interest in any entity that does business with the Company, (2) having a direct or indirect financial or business interest in any transaction between the Company and a third party, and (3) serving as a director, officer, employee or consultant of an organization that does business with the Company. In connection with the proposed transaction to create NewCo, Mr. Kuntz and Mr. Diaz have been requested to serve on the NewCo board of directors. The independent directors of the Board reviewed the applicable standards under the Company’s Code of Conduct with respect to such service and authorized Mr. Kuntz and Mr. Diaz to become directors of NewCo.

To facilitate compliance with these prohibitions, the Code of Conduct requires that individuals report to their supervisors, or to the Board in the case of directors and executive officers, circumstances that may create or appear to create a conflict between the personal interests of the individual and the interests of the Company, regardless of the amount involved. In addition, each director and executive officer annually confirms to the Company certain information about related person transactions as part of the preparation of the Company’s Annual Report on Form 10-K and its annual proxy statement. Director nominees and persons promoted to executive officer positions also must confirm such information. In addition, management reviews its records and makes additional inquiries of management personnel and, as appropriate, third parties and other resources for purposes of identifying related person transactions, including related person transactions involving beneficial owners of more than 5% of the Company’s voting securities.

In accordance with the charter for the Audit Committee of the Board of Directors, the Audit Committee evaluates each related person transaction involving a director or executive officer for the purpose of determining whether to recommend to the disinterested members of the Board that the transactions are fair, reasonable and within Company policy, and whether they should be ratified and approved by the Board. The Audit Committee considers each related person transaction in light of all relevant factors and the controls implemented to protect the interests of the Company and its shareholders.

Relevant factors include:

•	the benefits of the transaction to the Company;

•	the terms of the transaction and whether the terms have been negotiated at arm’s-length and in the ordinary course of the Company’s business;

•	the direct or indirect nature of the related person’s interest in the transaction;

•	the amount involved and the expected term of the transaction; and

•	other facts and circumstances that bear on the materiality of the related person transaction under applicable law and listing standards.

Approval by the Company’s Board of Directors of any related person transaction involving a director also must be made in accordance with applicable law and the Company’s organizational documents as from time to time in effect. When a vote of the disinterested directors is required, such vote is called only following full disclosure to such directors of the facts and circumstances of the relevant related person transaction.

Transactions that are not approved or ratified as required by the Code of Conduct are subject to termination by the Company, if so directed by an employee’s supervisor, the Audit Committee or the Board of Directors, as applicable, taking into account such factors as such individual or body deems appropriate and relevant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock as of January 1, 2007 (except as otherwise noted), by (1) each shareholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, (2) each person who is a director or nominee for director, (3) each of the Company’s Named Executive Officers (as defined herein), and (4) all of the persons who are directors and executive officers of the Company, as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)
Directors, Nominees and Named Executive Officers
Edward L. Kuntz	290,983	*
Paul J. Diaz	943,250	2.3%
Ann C. Berzin	—	*
Thomas P. Cooper, M.D.	18,250	*
Michael J. Embler (2)	7,599,584	19.0%
Garry N. Garrison	40,250	*
Isaac Kaufman	40,250	*
John H. Klein	40,250	*
Eddy J. Rogers, Jr.	23,250	*
Richard A. Lechleiter	208,771	*
Frank J. Battafarano	189,375	*
Richard E. Chapman	135,006	*

All Directors and Executive Officers as a Group (19 persons)	10,026,549	24.2%

Other Security Holders with More than 5% Ownership
Franklin Mutual Advisers, LLC (2)(3)	7,599,584	19.0%
Dimensional Fund Advisors LP (4)	2,798,503	7.0%

*	Denotes less than 1%.

(1)	Includes shares subject to options which are exercisable within 60 days from January 1, 2007. The number of shares of Common Stock that may be acquired through exercise of options, which are exercisable as of, or within 60 days after, January 1, 2007, are as follows: Mr. Kuntz – 143,587 shares; Mr. Diaz – 557,244 shares; Dr. Cooper – 18,250 shares; Mr. Embler – 40,250 shares; Mr. Garrison – 40,250 shares; Mr. Kaufman – 40,250 shares; Mr. Klein – 40,250 shares; Mr. Rogers – 23,250 shares; Mr. Lechleiter – 126,172 shares; Mr. Battafarano – 87,544 shares; and Mr. Chapman – 71,381 shares. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. The total for Mr. Battafarano includes 50 shares held jointly with his mother.

(2)	Mr. Embler disclaims beneficial ownership of the securities held by Franklin Mutual Advisers, LLC (“FMA”). In addition, Mr. Embler disclaims beneficial ownership of shares underlying options issued by the Company to Mr. Embler. Mr. Embler is an officer of FMA and serves on the Board at the request of FMA. In accordance with FMA’s internal policy, all cash and non-cash compensation issued to Mr. Embler in connection with his service on the Board of Directors has or will be distributed directly to the advisory clients of FMA. See note 3 below.

(3)

FMA has advised the Company that advisory clients of FMA own the referenced shares. FMA has indicated that the Common Stock is beneficially owned by one or more open-end investment companies or other management accounts of FMA. Under its advisory contracts, FMA has sole voting and investment power over these securities owned by its clients which FMA manages. Michael J. Embler is an officer of FMA.

Mr. Embler and FMA disclaim beneficial ownership of the shares held by FMA. See note 2 above. The address of FMA is 101 John F. Kennedy Parkway, Short Hills, New Jersey 07078.

(4)	Based on a Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) dated December 31, 2006 with the Securities and Exchange Commission (the “SEC”). According to the Schedule 13G/A, Dimensional furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the “Funds”). According to the Schedule 13G/A, Dimensional, in its role as investment advisor or manager, possesses investment and/or voting power over these shares that are owned by the Funds. Dimensional disclaims beneficial ownership of these shares. The address of Dimensional is 1299 Ocean Avenue, Santa Monica, California 90401.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of the Common Stock to file initial stock ownership reports and reports of changes in ownership with the SEC. Based on a review of these reports and on written representations from the reporting persons that no other reports were required, the Company believes that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred in 2006.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Company’s executive compensation program is designed to (1) motivate and retain executive officers, (2) award the achievement of short-term and long-term performance goals, (3) establish an appropriate relationship between executive pay and short-term and long-term performance and (4) align executive officers’ interests with those of the Company’s shareholders. The primary elements of the Company’s compensation program are base salary, annual cash incentive awards, long-term cash incentive awards and equity-based compensation. The Company believes that each element supports one or more of the objectives of the Company’s compensation program and provides sufficient flexibility to the Executive Compensation Committee (the “Committee”) to structure future awards to address new issues and challenges facing the Company. The Company’s executive compensation program attempts to target total direct compensation for the Named Executive Officers (as defined herein) between the 50th and 75th percentiles of the healthcare industry, depending upon the individual performance of the Named Executive Officer, his level of responsibility, and the performance of the Company. The Company believes that this range of compensation allows it to attract and retain qualified and experienced healthcare executives.

Performance Measures

The primary elements of the Company’s executive compensation program are designed to promote the achievement of financial and quality goals established by the Committee and to increase shareholder value. The Company uses two cash incentive plans, an annual short-term incentive plan and a long-term incentive plan. These plans provide certain of the Named Executive Officers with the opportunity to earn cash awards for achieving the following financial goals and measures: (1) targeted levels of earnings before interest, income taxes, depreciation, amortization, rent and management fees (“EBITDARM”), (2) collecting accounts receivable, (3) achieving patient admission and census goals, (4) controlling costs and improving operating efficiencies, and (5) achieving targeted levels of earnings per share. The Company believes that several of these financial goals are measures generally used by investors to value the Company’s Common Stock.

As a healthcare provider, the Company also focuses a substantial portion of its short-term incentive awards on achieving measurable quality and customer service goals. These goals include: (1) operational and clinical measures of quality care, (2) customer satisfaction measures obtained from customer satisfaction surveys, and (3) employee retention. The Company believes that measurable quality and customer service goals are critical to promoting a culture of quality throughout the entire Company and enhancing the services and products offered by the Company. Moreover, the Company believes that there is a direct link between providing quality services and achieving favorable financial results.

The equity-based component of the Company’s executive compensation program is designed to incentivize the Named Executive Officers to increase the value of the Company’s Common Stock. As such, equity-based compensation directly links the total direct compensation of the Named Executive Officers to increases in stock price appreciation and shareholder value.

The Executive Compensation Process

The Committee is comprised of four directors, each of whom is independent as defined under the NYSE listing standards and qualifies as an outside director within the meaning of Section 162(m) of the Code and a non-employee director within the meaning of Rule 16b-3 under the Exchange Act. The Committee meets on a regular basis to review and oversee the Company’s executive compensation program. The Committee makes all compensation decisions regarding the Named Executive Officers. Between December and February of each year, the Committee reviews base salaries and incentive compensation targets for the Company’s key employees, including the Named Executive Officers, for the upcoming fiscal year. At this time, the Committee also determines whether performance targets under each of the cash incentive plans were achieved for the prior fiscal year. During 2006, the Committee awarded equity-based awards during this time period in order to better align the performance of the Company with the total direct compensation established for the Named Executive Officers.

The 2006 base salaries for the Named Executive Officers were established in December 2005. The 2006 performance targets under the Company’s short-term and long-term cash incentive plans were established in February 2006. As discussed below, the awards under these plans are formulaic, based upon the achievement of measurable financial and quality goals established by the Committee. Nevertheless, the Committee retains the discretion to increase or decrease cash incentive awards for unforeseen events or circumstances, including restatements to the Company’s financial statements.

The Committee generally grants equity-based awards to the Named Executive Officers each February to coincide with the Committee’s evaluation of the performance of the Company and the Named Executive Officers. Considering equity-based awards at this time allows the Committee to consider the cash incentive awards being made to the Named Executive Officers for the prior year’s performance. From time to time, the Committee may grant equity-based awards at other times, particularly in connection with promotions, exceptional performance or changes in a Named Executive Officer’s level of responsibility.

During 2006, the Company engaged Mercer Human Resources Consulting (“Mercer”), a global human resources consulting firm, to assist management and the Committee in evaluating the Company’s executive compensation program. Mercer assisted the Company by reviewing the Company’s executive compensation strategy and providing compensation benchmarks to the Committee for each Named Executive Officer, including comparisons of base salary, cash incentives and equity-based compensation. Mercer also provided the Committee with other relevant market data and alternatives to consider when making compensation decisions for the Named Executive Officers. The Company also uses Mercer for various other employee benefit matters.

In addition, the Committee engaged Towers, Perrin, Forster & Crosby, Inc. (“Towers Perrin”), a global human resources consulting firm, to advise the Committee with respect to the Company’s executive compensation program and in connection with setting compensation for the Named Executive Officers. Towers Perrin has been engaged directly by the Committee as an independent advisor. Towers Perrin provides no other services to the Committee or the Company.

During 2006, the Committee compared each element of compensation for the Named Executive Officers against a peer group of companies in the healthcare industry. For 2006, the Company used the following companies for compensation benchmarking purposes: Triad Hospitals, Inc., Universal Health Services, Inc., Community Health Systems, Inc., Health Management Associates, Inc., Manor Care, Inc., Healthsouth Corporation, Lifepoint Hospitals, Inc. and Genesis Healthcare Corporation. This peer group is periodically reviewed and updated by the Committee based upon recommendations from Mercer. The Committee believes these peer companies compete for executives with similar talents and expertise to those of the Named Executive Officers and also reflect the diversified nature of the Company’s businesses.

In December 2006, the Committee began its annual executive compensation review process. At this time, the Committee established base salaries for the Named Executive Officers for 2007. Generally, the increases provided to the Named Executive Officers were consistent with prior years. Mr. Diaz’s base salary was increased effective January 1, 2007 to $950,000. The Committee increased his salary by approximately 12% to move his base salary closer to the market median of the peer group. In February 2007, the Committee determined which performance targets were achieved in 2006 by the Named Executive Officers under the short-term incentive plan and the long-term incentive plan. In addition, the Committee considered and approved changes to the employment agreement for Mr. Kuntz. The Committee increased Mr. Kuntz’s annual base salary to $855,000 and awarded him 11,000 shares of restricted stock. These shares will vest in three equal annual installments beginning on the first anniversary of the date of grant. The Committee also revised the terms of Mr. Kuntz’s employment agreement to provide for the possibility of certain retirement benefits once he becomes 65 years of age. Upon reaching age 65, Mr. Kuntz may retire as Executive Chairman at his election or at the request of the

Board. Upon retirement, Mr. Kuntz would be entitled to continued coverage under the Company’s health insurance plans and would be provided substantially similar office space and the services of an administrative assistant for a three-year period. In addition, all outstanding equity awards held by Mr. Kuntz would become fully vested and he would have one additional year from his date of retirement to exercise all outstanding stock options.

Components of Executive Compensation

The Company’s executive compensation program uses the following elements to structure the total direct compensation for the Named Executive Officers:

•	base salary;

•	annual cash incentives;

•	long-term cash incentives;

•	equity-based incentive compensation; and

•	retirement and other perquisites and benefits.

The Company believes that the combination of these elements enables the Committee to award competitive total direct compensation between the 50th and 75th percentiles in the healthcare industry.

The Committee does not have a pre-established policy for the allocation between fixed compensation, such as base salary, and variable or “at risk” compensation, such as short-term and long-term cash incentives and equity. However, the Committee places a significant portion of total direct compensation for the Named Executive Officers at risk. At risk compensation under the Company’s cash incentive plans incentivizes the Named Executive Officers to reach or exceed desired financial and quality goals. Moreover, at risk compensation under the Company’s equity incentive plans incentivizes the Named Executive Officers since the full benefit of equity-based compensation cannot be realized unless the Named Executive Officers are able to grow the value of the Common Stock over several years.

The Committee generally structures base salaries to be at or below the 50th percentile of the healthcare industry because it believes a greater portion of total direct compensation should be subject to the attainment of performance goals. The Company’s annual short-term and long-term incentive plans provide certain of the Named Executive Officers with the ability to achieve significant additional cash compensation, typically above the median level of the peer group for such awards. As discussed below, Mr. Kuntz does not participate in the Company’s annual short-term and long-term incentive plans. The Named Executive Officers are generally awarded equity-based compensation below the median level of the peer group. The Committee considers the amount of total cash compensation earned by the Named Executive Officers in determining the amount of the equity-based compensation.

Base Salary

Base salaries are provided to the Named Executive Officers to compensate them for their services performed during the year. The base salary for each Named Executive Officer is determined annually by the Committee following a review of each individual executive officer’s performance, changes in executive officer responsibility, relevant comparable industry data, an assessment of overall Company performance, and general market salary increases for all employees. As noted above, the Committee generally structures base salaries to be at or below the 50th percentile of its peer group. Salary adjustments also may be considered in connection with promotions or other changes in job responsibility. As part of its analysis, the Committee considers salary comparisons prepared by Mercer to determine if base salaries for the Named Executive Officers are competitive with similarly situated executives in the peer group and the healthcare industry generally. The Chief Executive Officer also makes recommendations on base salaries for the other Named Executive Officers.

For 2006, the base salaries of the Named Executive Officers were increased from the prior year by the following percentages: Mr. Diaz—2.5%; Mr. Lechleiter—10.7%; Mr. Kuntz—2.5%; Mr. Battafarano—12.4%; and Mr. Chapman—2.5%. The increase provided to Mr. Lechleiter was primarily based on his 2005 performance and the Committee’s desire to move his base salary closer to the market median of the peer group. The increase for Mr. Battafarano was based on his significant contributions in growing and managing the Company’s hospital division and the strong performance of that division over the last few years. The increases for the other Named Executive Officers reflect standard cost of living adjustments.

While certain aspects of performance of the Named Executive Officers can be measured in financial and quality metrics, the Committee also evaluates the Named Executive Officers in other performance areas that are more subjective. These areas include the success of the Named Executive Officer in developing and executing the Company’s strategic objectives, capitalizing on growth opportunities, addressing significant challenges affecting the Company, developing key employees and exercising leadership.

Cash Incentives

Under the Company’s executive compensation program, a significant portion of total cash compensation for the Named Executive Officers is subject to the attainment of measurable financial and quality goals. This approach creates a direct incentive for the Named Executive Officers to achieve pre-established performance objectives and places a significant percentage of each Named Executive Officer’s total direct compensation at risk. The Company’s cash incentive plans also provide sufficient flexibility to allow the Committee to establish non-routine goals that may be integral to the success of the Company over the short-term or long-term. Given the nature of his employment responsibilities and the unique role he plays in the Company, Mr. Kuntz does not participate in the Company’s cash incentive plans. See “Employment and Other Agreements” for a discussion of Mr. Kuntz’s areas of responsibility.

The Company maintains both an annual short-term incentive plan and a long-term incentive plan. Under the short-term incentive plan, the Committee establishes annual financial and quality goals for the Company’s key employees, including the Named Executive Officers. For 2006, the financial objectives for the participating Named Executive Officers were based upon: (1) achieving targeted levels of EBITDARM, (2) collecting accounts receivable, (3) achieving patient admission and census goals, (4) controlling costs and operating efficiencies, and (5) achieving targeted levels of earnings per share. The quality goals under the short-term incentive plan for 2006 included: (1) operational and clinical measures of quality care, (2) customer satisfaction measures obtained from customer satisfaction surveys, and (3) employee retention. The Committee links a percentage of the total potential cash award to each of the individual financial and quality goals. For 2006, the financial goals comprised between 60% to 70% of the targeted awards and the quality goals comprised between 30% to 40% of the targeted awards for the Named Executive Officers. These financial and quality goals vary based upon the operational responsibilities of the Named Executive Officer and are tailored for the operating division to which the Named Executive Officer is assigned.

Annual cash bonuses under the short-term incentive plan are based upon a percentage of the participating Named Executive Officer’s base salary. No awards are granted under the short-term incentive plan until certain minimum levels of performance are achieved. The minimum awards available for 2006 for the participating Named Executive Officers was 24% of their respective base salaries. Target awards for the participating Named Executive Officers under the short-term incentive plan for 2006 were 60% of their respective base salaries. The short-term incentive plan also provides additional compensation above the target award level for performance exceeding the target goals. The maximum awards available for 2006 for the participating Named Executive Officers were 75% of their respective base salaries. Over the past five years, the participating Named Executive Officers have achieved an average award under the short-term incentive plan between the target and maximum goals. Generally, the Committee attempts to set target goals that are reasonable and attainable by the Named Executive Officers assuming good performance.

Based upon the financial and quality goals achieved in 2006, the Committee made annual cash awards to the following Named Executive Officers equal to the following percentages of their base salaries under the short- term incentive plan: Mr. Diaz—69%; Mr. Lechleiter—69%; Mr. Battafarano—58%; and Mr. Chapman—69%.

The Company’s long-term incentive plan provides cash awards to the Company’s key employees, including certain of the Named Executive Officers, upon the attainment of specified performance objectives. For 2006, the performance period under the long-term incentive plan covered one year. For each performance period, the Committee selects participants who are in a position to contribute materially to the success of the Company and establishes the performance goal or goals to be measured under the plan. For 2006, one-half of the potential award was based upon achieving various levels of earnings before interest, income taxes, depreciation, amortization and rent (the “EBITDAR goal”). The other one-half of the potential award was based upon the Company achieving various levels of earnings per share (the “EPS goal”). These goals were the same for each participating Named Executive Officer.

Under the long-term incentive plan, participants are eligible to receive cash awards based upon a percentage of their base salary. These percentages vary depending upon the participant’s position within the Company and the extent to which the performance goals established by the Committee are attained. No awards are granted under the long-term incentive plan until certain minimum levels of performance are achieved. The minimum potential awards for 2006 under the long-term incentive plan were 10% of the base salary of the Chief Executive Officer and 9% of the base salary for the other participating Named Executive Officers. Target awards for 2006 under the long-term incentive plan were 50% of the base salary of the Chief Executive Officer and 45% of the base salary of the other participating Named Executive Officers. The maximum potential awards for 2006 under the long-term incentive plan were 100% of the base salary of the Chief Executive Officer and 90% of the base salary for the other participating Named Executive Officers. Over the past five years, the Company has achieved an average award under the long-term incentive plan between the target and maximum goals. Generally, the Committee attempts to set target goals that are reasonable and attainable by the participating Named Executive Officers assuming good performance.

Cash awards under the long-term incentive plan are payable in three equal annual installments on or about each of the first, second, and third anniversaries of the end of the relevant performance period, provided generally that the participant is employed by the Company at the time payments are due. This delayed payment feature serves as a significant retention vehicle for the Company.

Based upon the goals established by the Committee for the 2006 performance period, the Named Executive Officers achieved the maximum EBITDAR goal and EPS goal. As a result, the 2006 awards under the long-term incentive plan were 100% of the base salary for the Chief Executive Officer and 90% of the base salaries for the other participating Named Executive Officers. The 2006 awards will be paid in three equal annual installments commencing on or about December 14, 2007.

Equity-Based Compensation

The Company uses equity-based compensation as a key component of its overall executive compensation strategy. Such awards provide a direct and long-term link between the results achieved for the Company’s shareholders and the total direct compensation provided to the Named Executive Officers. Stock-based compensation is designed to retain the Named Executive Officers through time-based vesting conditions and to motivate them to enhance the value of the Common Stock by aligning the financial interests of the Named Executive Officers with those of the Company’s shareholders. Equity-based compensation also provides an effective incentive for management to create shareholder value over several years since the full benefit of this element of compensation is primarily realized as a result of the appreciation in the price of the Common Stock.

The Company does not currently have a security ownership policy for its Named Executive Officers. However, the Committee may consider adopting a formal security ownership policy for its Named Executive Officers following the completion of the proposed spin-off of its pharmacy division. The Committee generally does not take into consideration equity awards granted in previous years when evaluating awards for the current year.

Consistent with prior years, the Committee awarded both stock options and restricted stock in 2006. When evaluating equity-based compensation, the Committee considers the accounting costs associated with the form of equity award and believes that the current mixture of equity awards between stock options and restricted stock is an appropriate method to achieve the Company’s compensation strategies in relation to the total cost to the Company and is consistent with the equity allocation trends of the peer group. The Committee believes that stock options and restricted stock provide incentives to the Named Executive Officers to grow the Company’s stock price since the full benefit of these awards cannot be achieved unless the value of the Common Stock increases. In addition, the Committee uses stock options, which vest over several years, and service-based restricted stock to promote retention of the Named Executive Officers and to build their ownership stake in the Company.

While the Committee does not have a formal policy with respect to the timing of grants of equity-based awards in connection with the release of material non-public information, the Committee generally considers issues raised by the timing of award grants when making such awards. Stock options are awarded at the closing price of the Company’s Common Stock on the NYSE on the date of grant. The Committee does not grant options with an exercise price that is less than the closing price of the Common Stock on the NYSE on the grant date and it does not grant stock options that are priced on a date other than the grant date.

The amount of equity awarded to the Named Executive Officers is based upon a number of factors. First, the Committee considers an overall assessment of the Company’s performance and the equity granting practices of other companies in the healthcare industry and its peer group. In addition, the Committee considers information prepared by Mercer with respect to the form of the equity awards and considers the relative costs. Based on this assessment, the Committee then establishes an aggregate pool of potential equity awards for all participants in the equity-based incentive plan, including the Named Executive Officers.

The Committee considers the overall performance of the Named Executive Officer and his actual and potential contribution to the Company’s growth and long-term performance in determining individual awards. In addition, the Committee considers benchmarks from the peer group in evaluating potential awards to the Named Executive Officers. The Chief Executive Officer also provides an assessment of the overall level of performance for the other Named Executive Officers. The assessment of actual and potential contribution is based upon the Committee’s subjective evaluation of each Named Executive Officer. Based on these assessments, the Committee ranks each Named Executive Officer in one of three award levels and grants equity-based awards to the participants in each level from the Company’s aggregate pool of available equity awards established by the Committee.

The Committee granted stock options and restricted stock to the Named Executive Officers in February 2006. After evaluating the performance of the Company, the Committee established an aggregate pool of approximately 750,000 shares for potential equity awards, which represented approximately the 25th percentile of the peer group. The Committee evaluated the size of the aggregate pool and determined that the pool would not cause an excessive dilution of shareholder equity. The size of the 2006 aggregate pool was somewhat less than the Company’s annual “run rate” (shares subject to awards made under the Company’s equity plan as a percentage of the total shares outstanding) and was below the 2006 median for the peer group.

In connection with the February 2006 grant, the Committee granted stock option awards to the Named Executive Officers covering the following number of shares: Mr. Diaz—67,017 shares; Mr. Lechleiter—18,751 shares; Mr. Kuntz—23,974 shares; Mr. Battafarano—19,690 shares; and Mr. Chapman—17,356 shares. These options have an exercise price of $21.99 per share, vest in four equal annual installments beginning on the first anniversary of the date of grant and expire seven years from the date of grant. On the same date, the Committee also granted awards of restricted Common Stock to the Named Executive Officers. The number of shares of restricted Common Stock granted to the Named Executive Officers were as follows: Mr. Diaz—55,289 shares; Mr. Lechleiter—15,470 shares; Mr. Kuntz—19,779 shares; Mr. Battafarano—16,244 shares; and

Mr. Chapman—14,319 shares. These shares will vest in four equal annual installments beginning on the first anniversary of the date of grant.

During the fall of 2006, the Committee further assessed the competitiveness of the total direct compensation paid to Mr. Diaz. The Committee considered the recommendations of Mercer which indicated that Mr. Diaz’s projected 2006 total direct compensation was well below the 2006 median for chief executive officer compensation in the peer group and the healthcare industry generally. In December 2006, the Committee awarded Mr. Diaz 44,711 shares of restricted stock in order to more closely align Mr. Diaz’s compensation with the 2006 median for chief executive officers in the peer group. These shares will vest in three equal annual installments beginning on the first anniversary of the date of grant. As noted above, the Committee also increased Mr. Diaz’s base salary effective January 1, 2007.

In making this grant, the Committee considered the performance of Mr. Diaz in leading the Company’s four businesses through significantly changing reimbursement environments, the Company’s improvements in employee turnover and quality measures, and his efforts to unlock substantial shareholder value associated with the proposed spin-off of the Company’s pharmacy division. The Committee granted this award of restricted stock based upon its subjective evaluation that the number of shares and terms were appropriate and desirable considering Mr. Diaz’s significant contributions to the Company and the Committee’s desire to award total direct compensation between the 50th and 75th percentiles of the peer group. The Committee also considered the retention benefits of awarding restricted stock.

Section 401(k) Plan and Other Perquisites and Benefits

The Company maintains a Section 401(k) plan (the “401(k) Plan”) that is a tax-qualified defined contribution retirement savings plan under which all eligible employees, including the Named Executive Officers, are eligible to contribute the lesser of (1) 30% of their pay or (2) the limit prescribed by the IRS, on a pre-tax basis. After one year of service, the Company matches 25% of the first 6% of pay that a participant contributes to the 401(k) Plan and may also provide additional profit sharing contributions based upon the Company’s achievement of financial goals established by the Committee. All employee contributions to the 401(k) Plan are fully vested upon contribution and the Company’s matching contribution vests in equal installments over four years or in full immediately once the employee has four years of service. Contributions to the 401(k) Plan by the Named Executive Officers are usually limited by IRS rules.

In addition, the Named Executive Officers can participate in the Kindred Deferred Compensation Plan (the “DCP”), which is available to certain highly compensated employees. A participant in the DCP may elect to defer up to 25% of his or her base salary and up to 100% of his or her annual short-term incentive award into the DCP during each plan year. In addition, the Company will credit such participant’s account balance with an amount equal to (1) the 401(k) Plan contribution that would be calculated using the matching contribution formula in effect for such plan year, less (2) the amount such participant would receive during the plan year as a matching contribution under the 401(k) Plan if such participant had contributed the maximum amount of elective deferral contribution permissible under the administrative provisions of the 401(k) Plan for persons of such participant’s status. The DCP is discussed in further detail under the heading “Non-Qualified Deferred Compensation Table-Fiscal Year 2006.”

The Company also provides certain key employees, including the Named Executive Officers, with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with the overall executive compensation program to attract and retain qualified executives and other key employees. Such benefits provided to the Named Executive Officers include the payment of life insurance premiums, personal use of the Company’s aircraft and the ability to receive a discounted cash payment in lieu of accumulated paid time off benefits.

Employment and Other Agreements

For several years, the Company has had employment agreements containing substantially similar terms with its executive officers, including the Named Executive Officers. Effective January 1, 2004, the Company entered into an employment agreement with Mr. Diaz in connection with his promotion to Chief Executive Officer. The agreement has a three-year term, which is extended automatically each day by one day unless the Company notifies Mr. Diaz of its intent not to extend the term. Upon such notification, the employment agreement will terminate in three years. Mr. Diaz’s employment agreement provides for a base salary and the ability to participate in the Company’s short-term and long-term incentive plans, the Company’s equity-based plans and other employee benefit plans. Mr. Diaz may receive increases in his base salary as approved by the Committee.

Mr. Diaz’s employment agreement also provides for severance payments if his employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments Upon Termination or Change in Control.”

Effective February 22, 2006, the Company entered into an employment agreement with Mr. Kuntz, in his capacity as Executive Chairman of the Board of Directors of the Company. Mr. Kuntz’s previous employment agreement was scheduled to expire at the end of 2006. The Committee entered into a new agreement based upon its desire to retain Mr. Kuntz’s services in the same capacity. The new agreement has substantially similar terms to his previous agreement, except that the term was reduced from three years to one year, subject to automatic extension each day by one day unless the Company notifies Mr. Kuntz of its intent not to extend the term. Upon such notification, the employment agreement will terminate in one year. Mr. Kuntz’s employment agreement provides for a base salary and the ability to participate in certain employee benefit plans of the Company. Mr. Kuntz also continues to vest in his existing stock options and restricted stock. Mr. Kuntz does not, however, participate in or accrue additional benefits under the Company’s short-term incentive or long-term incentive plans. Mr. Kuntz may receive increases in his base salary as approved by the Committee.

As Executive Chairman, Mr. Kuntz performs the following duties: (a) coordinates all matters and committee activities of the Board and acts as the principal liaison between the Board and senior management; (b) engages in public lobbying and relationships with various healthcare related organizations; (c) advises the Chief Executive Officer and senior management on strategic initiatives including financing, acquisition and development activities; (d) advises the Chief Executive Officer and senior management concerning all compliance and regulatory matters; and (e) such other similar matters as reasonably requested by the Board. Mr. Kuntz is required to devote approximately two days per week or sixty hours per month to the business of the Company.

Mr. Kuntz’s employment agreement also provides for severance payments if his employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments Upon Termination or Change in Control.”

For several years, the Company also has had employment agreements with Mr. Lechleiter, Mr. Battafarano, and Mr. Chapman. The agreements for these Named Executive Officers generally contain substantially similar terms. These agreements have a one-year term, which is extended automatically each day by one day unless the Company notifies the Named Executive Officer of its intent not to extend the term. Upon such notification, the employment agreement will terminate in one year.

The employment agreements provide a base salary and the ability of these Named Executive Officers to participate in the Company’s short-term and long-term cash incentive plans, the Company’s equity-based plans and other employee benefit plans. The Named Executive Officer may receive increases in his base salary as approved by the Committee.

The employment agreements also provide for severance payments if the Named Executive Officer’s employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments Upon Termination or Change in Control.”

For several years, the Company has had Change in Control Severance Agreements with its executive officers, including each of the Named Executive Officers. These agreements for the Named Executive Officers generally contain substantially similar terms. These agreements provide for the payment of severance benefits under certain circumstances. The amount and circumstances giving rise to these severance benefits are discussed in further detail under the heading “Potential Payments Upon Termination or Change in Control.”

Executive Compensation Tax Deductibility

Section 162(m) of the Code generally provides that the compensation paid by publicly held corporations to the chief executive officer and the four most highly paid senior executive officers in excess of $1,000,000 per executive will be deductible by the Company only if paid pursuant to qualifying performance-based compensation plans approved by shareholders of the Company. Compensation as defined by the Code includes, among other things, base salary, incentive compensation and gains on stock options and restricted Common Stock. Although the Company attempts to structure all incentive compensation to be deductible for federal income tax purposes, the Company’s primary policy is to maximize the effectiveness of the Company’s executive compensation program. In that regard, the Committee intends to remain flexible to take actions which are deemed to be in the best interests of the Company and its shareholders. Such actions may not always qualify for tax deductibility under the Code.

Beginning on January 1, 2006, the Company began accounting for equity-based incentive compensation in accordance with the requirements of Statement of Financial Accounting Standards No. 123 (revised 2004) (“SFAS 123R”).

SUMMARY COMPENSATION TABLE

The following table sets forth certain information regarding compensation of (1) each person who served as Chief Executive Officer during fiscal year 2006, (2) each person who served as Chief Financial Officer during fiscal year 2006, and (3) the Company’s three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers as of December 31, 2006 (collectively referred to as the “Named Executive Officers”).

The Named Executive Officers did not receive payments which would be characterized as “Bonus” payments for the year ended December 31, 2006. Amounts listed under the column entitled “Non-Equity Incentive Plan Compensation” were determined by the Committee at its February 27, 2007 meeting.

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings		All Other Compensation (3)	Total
Paul J. Diaz, President and Chief Executive Officer	2006	$847,906	$2,686,970	$1,240,144	$1,432,779	$324	(4)	$168,366	$6,376,489

Richard A. Lechleiter, Executive Vice President and Chief Financial Officer	2006	$398,513	$636,284	$231,657	$635,288	$387	(4)	$54,570	$1,956,699

Edward L. Kuntz, Executive Chairman of the Board of Directors	2006	$635,928	$925,749	$555,136	—	—		$7,868	$2,124,681

Frank J. Battafarano, Executive Vice President and President, Hospital Division	2006	$418,226	$759,025	$222,712	$619,941	$9,746	(5)	$33,183	$2,062,833

Richard E. Chapman, Executive Vice President and Chief Administrative and Information Officer	2006	$369,893	$560,582	$211,936	$588,015	$365	(4)	$8,607	$1,739,398

(1)	These amounts represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123R. As such, these amounts reflect awards granted in and prior to 2006. In each case, the amount of compensation expense was calculated excluding forfeiture assumptions. The assumptions used in calculating these amounts with respect to awards made in fiscal year 2006 are discussed in Note 15 to the Company’s audited financial statements for the year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2007.

(2)	These amounts represent amounts earned in 2006 under the Company’s short-term incentive plan and the long-term incentive plan.

The amounts earned under the Company’s short-term incentive plan during 2006 by the Named Executive Officers were as follows:

Year	Mr. Diaz	Mr. Lechleiter	Mr. Kuntz	Mr. Battafarano	Mr. Chapman
2006	$584,077	$275,283	—	$241,928	$254,799

The amounts earned under the Company’s long-term incentive plan during 2006 by the Named Executive Officers were as follows:

Year	Mr. Diaz	Mr. Lechleiter	Mr. Kuntz	Mr. Battafarano	Mr. Chapman
2006	$848,702	$360,005	—	$378,013	$333,216

Awards earned under the long-term incentive plan during 2006 will be paid in three equal annual installments commencing on or about December 14, 2007, provided generally that the participant is employed by the Company at the time payments are due.

(3)	The amounts in this column include Company contributions for the benefit of the Named Executive Officers to the Company’s 401(k) Plan and the DCP, the payment of life insurance premiums, certain transportation-related benefits (“TRB”) and discounted cash payments in lieu of accumulated paid time off benefits (“PTO”) as follows:

	401(k)	DCP	Life	TRB	PTO	Total
Mr. Diaz	$3,219	$4,239	$1,439	$159,469	—	$168,366
Mr. Lechleiter	$3,219	—	$632	$43,026	$7,693	$54,570
Mr. Kuntz	$3,219	—	$4,649	—	—	$7,868
Mr. Battafarano	$3,219	$3,364	$1,914	$24,686	—	$33,183
Mr. Chapman	$3,219	$1,850	$1,656	$1,882	—	$8,607

For purposes of determining the value of transportation-related benefits for 2006, the Company based the calculation on the aggregate incremental cost to the Company to provide use of the Company’s aircraft or chartered aircraft to each Named Executive Officer and such Named Executive Officer’s family. The aggregate incremental cost for the Company aircraft is based on a cost-per-flight-hour charge developed from the annual direct costs to operate the Company’s aircraft. The incremental cost for any chartered aircraft is the actual cost of the chartered aircraft paid by the Company.

(4)	These amounts represent the above-market interest earned by such Named Executive Officer in the DCP during 2006. For purposes of this calculation, above-market interest equals the amount of interest in excess of 120% of the federal long-term rate as of October 1, 2005, which was 4.40%.

(5)	This amount includes the above-market interest earned by Mr. Battafarano in the DCP during 2006 of $2,990, plus the aggregate change in actuarial present value of Mr. Battafarano’s accumulated benefit under the Company’s Supplemental Executive Retirement Plan (the “SERP”) of $6,756. Mr. Battafarano is the only Named Executive Officer participating in the SERP. See the “Pension Benefits Table–Fiscal Year 2006” for a description of the benefit calculation and assumptions used to calculate this amount.

GRANTS OF PLAN-BASED AWARDS TABLE – FISCAL YEAR 2006

The following table sets forth information regarding grants of awards under incentive compensation programs to the Company’s Named Executive Officers during fiscal year 2006.

Name	Grant Date	Estimated Possible/ Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(3)(5)	Exercise or Base Price of Option Awards	Grant Date Fair Value (6)

		Threshold	Target	Maximum
Paul J. Diaz
Short-term incentive plan (1)	N/A	$203,688	$509,221	$636,526
Long-term incentive plan (2)	N/A	$84,870	$424,351	$848,702
	2/23/06				55,289			$1,215,805
	12/14/06				44,711			$1,182,606
	2/23/06					67,017	$21.99	$713,061

Richard A. Lechleiter
Short-term incentive plan (1)	N/A	$96,001	$240,003	$300,004
Long-term incentive plan (2)	N/A	$36,000	$180,002	$360,005
	2/23/06				15,470			$340,185
	2/23/06					18,751	$21.99	$199,510

Edward L. Kuntz	2/23/06				19,779			$434,940
	2/23/06					23,974	$21.99	$255,083

Frank J. Battafarano
Short-term incentive plan (1)	N/A	$100,803	$252,008	$315,010
Long-term incentive plan (2)	N/A	$37,801	$189,006	$378,013
	2/23/06				16,244			$357,206
	2/23/06					19,690	$21.99	$209,501

Richard E. Chapman
Short-term incentive plan (1)	N/A	$88,858	$222,144	$277,680
Long-term incentive plan (2)	N/A	$33,322	$166,608	$333,216
	2/23/06				14,319			$314,875
	2/23/06					17,356	$21.99	$184,668

(1)	These amounts reflect possible payouts under the Company’s short-term incentive plan. Actual awards for 2006 have been disclosed in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.”

(2)	These amounts reflect possible future payouts under the Company’s long-term incentive plan. Actual awards for 2006 have been disclosed in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.” Awards under the long-term incentive plan are payable in three equal annual installments on or about each of the first, second and third anniversaries of the end of the relevant performance period, provided generally that the participant is employed by the Company at the time the payments are due.

(3)	These amounts reflect awards under the Kindred Healthcare, Inc. 2001 Stock Incentive Plan, Amended and Restated (the “Equity Incentive Plan”).

(4)	The shares of restricted Common Stock granted on February 23, 2006 vest in four equal annual installments, beginning on the first anniversary of the date of grant, and the shares of restricted Common Stock granted on December 14, 2006 vest in three equal annual installments, beginning on the first anniversary of the date of grant.

(5)	All stock options granted on February 23, 2006 become exercisable in four equal annual installments, beginning on the first anniversary of the date of grant, and have a seven-year term.

(6)	These amounts represent the grant date fair value calculated in accordance with SFAS 123R. In each case, the amount was calculated excluding forfeiture assumptions. The assumptions used in calculating these amounts are discussed in Note 15 to the Company’s audited financial statements for the year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2007.

The Company’s short-term incentive plan, long-term incentive plan and employment agreements with the Named Executive Officers are more fully described in the “Compensation Discussion and Analysis” section that begins on page 11 of this proxy statement.

OUTSTANDING EQUITY AWARDS AT END OF 2006 FISCAL YEAR

The following table sets forth information regarding outstanding equity awards held by the Company’s Named Executive Officers as of December 31, 2006.

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Grant Date	Option Exercise Price		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1)
	Exercisable	Unexercisable
Paul J. Diaz	192,500	0	1/28/02		$19.38	1/28/12 (2)	216,120	$5,457,030
	11,214	0	7/23/02		$15.91	7/23/12 (2)
	51,456	0	7/22/03		$11.03	7/22/13 (3)
	80,000	0	10/28/03		$19.75	10/28/13 (3)
	44,813	22,407	7/26/04		$23.89	7/26/14 (3)
	58,584	0	4/27/05		$31.09	4/27/12 (2)(4)
	101,923	0	8/10/05		$31.14	8/10/12 (2)(4)
	0	67,017	2/23/06		$21.99	2/23/13 (2)

Richard A. Lechleiter	29,600 20,000 25,330 10,137 10,000 9,642 16,776 0	0 0 0 5,069 0 0 0 18,751	2/25/02 7/23/02 7/22/03 7/26/04 2/23/05 4/27/05 8/10/05 2/23/06	$ $ $ $ $ $ $ $	20.00 15.91 11.03 23.89 30.42 31.09 31.14 21.99	2/25/12 (2) 7/23/12 (2) 7/22/13 (3) 7/26/14 (3) 2/23/15 (3)(4) 4/27/12 (2)(4) 8/10/12 (2)(4) 2/23/13 (2)	45,618	$1,151,855

Edward L. Kuntz	20,000 38,592 26,497 19,164 33,341 0	0 0 13,249 0 0 23,974	7/23/02 7/22/03 7/26/04 4/27/05 8/10/05 2/23/06	$ $ $ $ $ $	15.91 11.03 23.89 31.09 31.14 21.99	7/23/12 (2) 7/22/13 (3) 7/26/14 (3) 4/27/12 (2)(4) 8/10/12 (2)(4) 2/23/13 (2)	62,203	$1,570,626

Frank J. Battafarano	9,984 15,030 10,137 10,000 9,971 27,500 0	0 0 5,069 0 0 0 19,690	7/23/02 7/22/03 7/26/04 2/23/05 4/27/05 8/10/05 2/23/06	$ $ $ $ $ $ $	15.91 11.03 23.89 30.42 31.09 31.14 21.99	7/23/12 (2) 7/22/13 (3) 7/26/14 (3) 2/23/15 (3)(4) 4/27/12 (2)(4) 8/10/12 (2)(4) 2/23/13 (2)	53,090	$1,340,523

Richard E. Chapman	10,000 16,886 10,137 10,000 7,307 12,712 0	0 0 5,069 0 0 0 17,356	7/23/02 7/22/03 7/26/04 2/23/05 4/27/05 8/10/05 2/23/06	$ $ $ $ $ $ $	15.91 11.03 23.89 30.42 31.09 31.14 21.99	7/23/12 (2) 7/22/13 (3) 7/26/14 (3) 2/23/15 (3)(4) 4/27/12 (2)(4) 8/10/12 (2)(4) 2/23/13 (2)	40,507	$1,022,802

(1)	Market value is calculated by multiplying the total number of restricted shares of Common Stock that have not vested by $25.25, which was closing price of the Common Stock on the NYSE on December 29, 2006.

(2)	As initially granted, these options vest in four equal annual installments beginning on the first anniversary of the date of grant.

(3)	As initially granted, these options vest in three equal annual installments beginning on the first anniversary of the date of grant.

(4)	As initially granted, these options vest in either three or four equal annual installments beginning on the first anniversary of the date of grant. On December 14, 2005, the Executive Compensation Committee accelerated the vesting of all unvested stock options under the Equity Incentive Plan which had exercise prices greater than the closing price of the Common Stock on December 14, 2005 of $26.48 per share.

OPTION EXERCISES AND STOCK VESTED TABLE – FISCAL YEAR 2006

The following table sets forth information regarding each exercise of stock options and all vesting of restricted stock during the year ended December 31, 2006.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Paul J. Diaz	—	—	109,205	$2,998,640

Richard A. Lechleiter	—	—	20,583	$529,598

Edward L. Kuntz	—	—	49,708	$1,322,595

Frank J. Battafarano	6,856	$68,636	22,816	$597,497

Richard E. Chapman	—	—	19,264	$492,141

PENSION BENEFITS TABLE – FISCAL YEAR 2006

The following table sets forth information regarding each plan providing payments or other benefits at, following or in connection with the retirement of the Named Executive Officers.

The Company adopted the SERP on January 1, 1998 to attract and retain talented executives by providing additional compensation in the form of a monthly retirement benefit. Upon a participant’s normal retirement, such participant would be entitled to receive a monthly retirement benefit for the remainder of such participant’s lifetime in an amount equal to one-twelfth of the product of (1) the participant’s maximum retirement benefit percentage (between 50-100% based on such participant’s position within the Company); (2) the participant’s salary and short-term target bonus in the year of termination of employment; and (3) the participant’s vesting percentage which increased 5% for each additional year of service up to a maximum of 100%. Effective December 31, 1999, the SERP was amended to eliminate the accrual of any additional benefits and to freeze certain accumulated benefits. The SERP was terminated in February 2001. The termination of the SERP had no effect on the future payment of vested benefits under the SERP. Mr. Battafarano is the only Named Executive Officer participating in the SERP. Pursuant to the provisions of the SERP, Mr. Battafarano has elected to receive a lump sum payment equal to the present value of his accumulated benefit upon retirement in lieu of a monthly retirement benefit.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit		Payments During Last Fiscal Year (2)
Paul J. Diaz	—	—	—		—
Richard A. Lechleiter	—	—	—		—
Edward L. Kuntz	—	—	—		—
Frank J. Battafarano	Supplemental Executive Retirement Plan	8	$728,671	(1)	—
Richard E. Chapman	—	—	—		—

(1)	As set forth in the SERP, the present value of any future payment stream is determined using the following assumptions: (i) mortality based upon the 1994 Group Annuity Mortality Table (50% males/50% females); and (ii) a discount rate equal to the rolling average of the yield on U.S. Treasury ten-year notes for the three months preceding the attainment of age 65. The following data also was used to calculate this amount: a maximum retirement benefit percentage of 70%; eligible base salary of $215,000 and short-term target bonus of $129,000; and a vesting percentage of 40% for eight years of service.

(2)	No benefits are payable until age 65.

NONQUALIFIED DEFERRED COMPENSATION TABLE – FISCAL YEAR 2006

Name	Executive Contributions in Last Fiscal Year		Registrant Contributions in Last Fiscal Year (1)	Aggregate Earnings in Last Fiscal Year (2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End
Paul J. Diaz	$16,958	(3)	$4,239	$2,017	—	$44,350	(4)

Richard A. Lechleiter	—		—	$2,410	—	$39,664	(5)

Edward L. Kuntz	—		—	—	—	—

Frank J. Battafarano	$147,312	(6)	$3,364	$18,618	—	$365,536	(7)

Richard E. Chapman	$22,194	(3)	$1,850	$2,273	—	$50,068	(8)

(1)	The amounts included in this column are included in the “All Other Compensation” column of the Summary Compensation Table for such Named Executive Officer.

(2)	The amounts reported in this column include above-market interest earned in the DCP during 2006 as reported in the “Changes in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for such Named Executive Officer.

(3)	This amount is included in the “Salary” column of the Summary Compensation Table for such Named Executive Officer.

(4)	This amount includes $21,136 of contributions made to the DCP prior to 2006 as reported in the Summary Compensation Table of the Company’s previous proxy statements.

(5)	This amount includes $37,254 of contributions made to the DCP prior to 2006 as reported in the Summary Compensation Table of the Company’s previous proxy statements.

(6)	This amount includes $83,644 included in the “Salary” column of the Summary Compensation Table for Mr. Battafarano, as well as $63,668 from the 2005 short-term incentive plan award actually paid to Mr. Battafarano in March 2006.

(7)	This amount includes $196,242 of contributions made to the DCP prior to 2006 as reported in the Summary Compensation Table of the Company’s previous proxy statements.

(8)	This amount includes $23,751 of contributions made to the DCP prior to 2006 as reported in the Summary Compensation Table of the Company’s previous proxy statements.

The Company maintains the DCP for certain highly compensated employees, including the Named Executive Officers. A participant in the DCP may elect to defer up to 25% of such participant’s base salary and up to 100% of such participant’s short-term incentive award into the DCP during each plan year. In addition, the Company will credit such participant’s account balance with an amount equal to (1) the 401(k) Plan contribution that would be calculated using the matching contribution formula in effect for such plan year, less (2) the amount such participant would receive during the plan year as a matching contribution under the 401(k) Plan if such participant had contributed the maximum amount of elective deferral contribution permissible under the administrative provisions of the 401(k) Plan for persons of such participant’s status. Amounts credited to a participant’s account will accrue interest at a fixed rate equal to the interest rate published in Moody’s Bond Record under the heading “Moody’s Seasoned Corporate Bond Yield Baa Average” for the month of October immediately preceding each plan year. The effective interest rate for 2006 was 6.3%.

A participant under the DCP is generally entitled to a distribution from such participant’s account upon (1) the participant’s retirement or termination of employment, (2) the participant’s death, or (3) the occurrence of an unforeseen financial emergency (but only to the extent such distribution is necessary to relieve the unforeseen financial emergency). Upon retirement, a participant will receive 100% of such participant’s account balance, payable in a lump sum or in equal monthly installments over a 5, 10 or 15 year period as selected by the participant when the participant initially enters the DCP. Mr. Diaz, Mr. Lechleiter, Mr. Battafarano and

Mr. Chapman have each elected to receive a lump sum payment equal to his account balance upon retirement. In the event a participant’s employment is terminated, such participant will receive 100% of his or her account balance, payable in a lump sum if the account balance is $50,000 or less, or in 60 equal monthly installments if the account balance exceeds $50,000. In the event a participant dies before retirement or a termination of employment, such participant’s beneficiary will receive 100% of the participant’s account balance in a lump sum payment.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment Agreement – Mr. Diaz

Mr. Diaz’s employment agreement provides for severance payments if his employment is terminated under certain circumstances. Following termination for any reason, Mr. Diaz is entitled to receive accrued wages through the date of termination, as well as any amounts owed to him pursuant to the terms and conditions of the benefit plans and programs of the Company. In addition, subject to the execution of a general release of claims satisfactory to the Company, Mr. Diaz is entitled to the following additional payments. If his employment is terminated by reason of death or Disability (as defined below), Mr. Diaz is entitled to a prorated portion of his short-term incentive target award in the year of termination. If Mr. Diaz’s employment is terminated by the Company for Cause (as defined below), no additional payments are made under the employment agreement. If he terminates his employment for Good Reason (as defined below) or the Company terminates his employment other than for Cause (collectively, an “Involuntary Termination”), Mr. Diaz’s agreement provides for a cash payment equal to the prorated portion of his short-term incentive target award in the year of termination and three times his base salary and short-term incentive target award in the year of termination. In addition, for a three-year period following his termination date, Mr. Diaz would be entitled to continued coverage under the Company’s employee benefit plans, substantially similar office space and the services of an administrative assistant, additional vesting of restricted stock awards and stock options, and the opportunity to exercise the options within such time period. In consideration for the payments to be received under his employment agreement, Mr. Diaz has waived his right to payment under any other severance plan or arrangements of the Company that specifically provides for severance payments, other than his change in control severance agreement, described below, provided that any amounts payable under the employment agreement will be offset by payments made under his change in control severance agreement.

Employment Agreement – Mr. Kuntz

Mr. Kuntz’s employment agreement provides for severance payments if his employment is terminated under certain circumstances. Following termination for any reason, Mr. Kuntz is entitled to receive accrued wages through the date of termination, as well as any amounts owed to him pursuant to the terms and conditions of the benefit plans and programs of the Company. In addition, subject to the execution of a general release of claims satisfactory to the Company, Mr. Kuntz is entitled to the following additional payments. If his employment is terminated by reason of death or Disability, or by the Company for Cause, no additional payments are made under his employment agreement. If his employment is subject to an Involuntary Termination, Mr. Kuntz’s agreement provides for a cash payment equal to three times his base salary as of the date of termination. In addition, for a three-year period following his termination date, Mr. Kuntz would be entitled to continued coverage under the Company’s employee benefit plans, substantially similar office space and the services of an administrative assistant, additional vesting of restricted stock awards and stock options, and the opportunity to exercise the options within such time period. In consideration for the payments to be received under his employment agreement, Mr. Kuntz has waived his right to payment under any other severance plan or arrangements of the Company that specifically provides for severance payments, other than his change in control severance agreement, described below, provided that any amounts payable under the employment agreement will be offset by payments made under his change in control severance agreement.

Employment Agreements – The Other Named Executive Officers

Each of the other Named Executive Officers’ employment agreement provides for severance payments under certain circumstances. Following termination for any reason, such other Named Executive Officer is entitled to receive accrued wages through the date of termination, as well as any amounts owed to him pursuant to the terms and conditions of the benefit plans and programs of the Company. In addition, subject to the execution of a general release of claims satisfactory to the Company, such Named Executive Officer is entitled to the following additional payments. If employment is terminated by reason of death or Disability, such Named Executive Officer is entitled to a prorated portion of his short-term incentive target award in the year of termination. If such Named Executive Officer’s employment is terminated by the Company for Cause, no additional payments are made under his employment agreement. If such Named Executive Officer’s employment is subject to an Involuntary Termination, his agreement provides for a cash payment equal to the prorated portion of his short-term incentive target award in the year of termination and one and one-half times his base salary and short-term incentive target award in the year of termination. In addition, for an eighteen month period following his termination date, such Named Executive Officer would be entitled to continued coverage under the Company’s employee benefit plans, additional vesting of restricted stock awards and stock options, and the opportunity to exercise the options within such time period. In consideration for the payments to be received under his employment agreement, each other Named Executive Officer has waived his right to payment under any other severance plan or arrangements of the Company that specifically provides for severance payments, other than his change in control severance agreement, described below, provided that any amounts payable under the employment agreement will be offset by payments made under his change in control severance agreement.

Change in Control Severance Agreements

The Company also has entered into a change in control severance agreement with each of the Named Executive Officers. These agreements provide for the payment of severance benefits under certain circumstances. These benefits become payable at any time within two years after a change in control of the Company if: (a) the Company terminates the executive’s employment without Cause or (b) the executive terminates employment with the Company (1) for Good Reason or (2) for any reason within either of two 30-day periods commencing 30 days after a change in control and one year after a change in control, respectively. The benefits to be afforded the Named Executive Officers include: (a) a lump-sum cash payment equal to (1) three times base salary for Mr. Kuntz, and (2) for all remaining Named Executive Officers, three times base salary and short-term incentive target award as of the termination of employment or change in control date, whichever is greater; (b) continuation of health, dental, life and disability insurance coverage for three years; (c) reimbursement of up to $5,000 for legal and accounting fees incurred as a result of the change in control; and (d) reimbursement for all excise taxes the Named Executive Officer may incur as a result of the change in control payments.

Equity Incentive Plan

Pursuant to the Equity Incentive Plan, upon death, Disability or a change in control, any restricted shares outstanding as of such date immediately vest and all outstanding options immediately become fully vested and exercisable until otherwise terminated, exercised or cancelled.

Long-Term Incentive Plan

Pursuant to the long-term incentive plan, if a participating Named Executive Officer is terminated without Cause, or upon death, Disability or Retirement (defined below), such Named Executive Officer will receive the prorated portion of his target award for such year, payable within fifteen days of death or Disability, or in three equal installments on or about the first, second and third anniversary of Retirement or termination without Cause. Also pursuant to the long-term incentive plan, in the event of a change in control, a participating Named Executive Officer will receive, within fifteen days of the change in control, a lump sum payment equal to the maximum award available for such Named Executive Officer for the period in which the change in control occurs.

In addition to the foregoing, termination and change in control payments are payable under the SERP and the DCP in certain circumstances. Please see the “Pension Benefits Table–Fiscal Year 2006” and the “Nonqualified Deferred Compensation Table–Fiscal Year 2006” for details regarding the triggering events and amounts payable under the SERP and the DCP, respectively.

For the foregoing purposes, the term “Disability” means the Named Executive Officer shall be unable, or fail, to perform the essential functions of his position for any period of 90 days or more. The term “Cause” means such Named Executive Officer’s (1) conviction of or plea of nolo contendere to a crime involving moral turpitude; or (2) willful and material breach of his duties and responsibilities, which is committed in bad faith or without reasonable belief that such breaching conduct is in the best interests of the Company and its affiliates. The term “Good Reason” means (1) the Named Executive Officer’s title, duties, responsibilities or authority is reduced or diminished without the Named Executive Officer’s written consent; (2) the Named Executive Officer’s compensation is materially reduced; (3) the Named Executive Officer’s benefits are materially reduced, other than pursuant to a uniform reduction applicable to all managers of the Company; or (4) certain Named Executive Officers are asked to relocate their office to a place more than 30 miles from its current location. The term “Retirement” means the voluntary termination of a Named Executive Officer’s employment after the age of 55.

The following tables set forth the dollar amount of payments and benefits that each Named Executive Officer would receive in various circumstances triggering payments under his employment agreement or change in control severance agreement, as well as the Company’s Equity Incentive Plan and long-term incentive plan as of December 31, 2006. For purposes of the following tables, all disclosures under the “Involuntary Termination,” “Change in Control,” “Death/Disability,” and “Retirement” columns assumes an eligible triggering event, as described above, has occurred as of December 31, 2006.

	Involuntary Termination		Change in Control		Death/ Disability		Retirement
Paul J. Diaz
Lump-sum cash payment	$4,582,990	(1)	$4,073,769	(2)	$509,221	(3)	—
Extended coverage under employee benefit plans (4)	25,059		25,059		—		—
Equity awards	5,302,327	(5)	5,705,980	(6)	5,705,980	(6)	—
Office space and administrative assistant (7)	290,400		—		—
Long-term incentive plan	424,351	(8)	848,702	(9)	424,351	(8)	—	(10)
Reimbursement of legal/accounting fees	—		5,000		—		—
Excise tax payment (11)	—		—		—		—

Total	$10,625,127		$10,658,510		$6,639,552		—

Richard A. Lechleiter
Lump-sum cash payment	$1,200,016	(12)	$1,920,024	(2)	$240,003	(3)	—
Extended coverage under employee benefit plans	10,598	(13)	21,195	(4)	—		—
Equity awards	769,050	(14)	1,219,878	(6)	1,219,878	(6)	—
Long-term incentive plan	180,002	(8)	360,005	(9)	180,002	(8)	—	(10)
Reimbursement of legal/accounting fees	—		5,000		—		—
Excise tax payment (11)	—		—		—		—

Total	$2,159,666		$3,526,102		$1,639,883		—

Edward L. Kuntz
Lump-sum cash payment	$1,909,566	(15)	$1,909,566	(15)	—		—
Extended coverage under employee benefit plans (4)	21,042		21,042		—		—
Equity awards	1,522,398	(5)	1,666,801	(6)	$1,666,801	(6)	—
Office space and administrative assistant (7)	290,400		—		—		—
Reimbursement of legal/accounting fees	—		5,000		—		—
Excise tax payment (11)	—		—		—		—

Total	$3,743,406		$3,602,409		$1,666,801		—

Frank J. Battafarano
Lump-sum cash payment	$1,260,041	(12)	$2,016,066	(2)	$252,008	(3)	—
Extended coverage under employee benefit plans	11,379	(13)	22,758	(4)	—		—
Equity awards	838,428	(14)	1,411,607	(6)	1,411,607	(6)	—
Long-term incentive plan	189,006	(8)	378,013	(9)	189,006	(8)	$189,006	(8)
Reimbursement of legal/accounting fees	—		5,000		—		—
Excise tax payment (11)	—		—		—		—

Total	$2,298,854		$3,833,444		$1,852,621		$189,006

Richard E. Chapman
Lump-sum cash payment	$1,110,720	(12)	$1,777,152	(2)	$222,144	(3)	—
Extended coverage under employee benefit plans	12,324	(13)	24,648	(4)	—		—
Equity awards	706,733	(14)	1,086,276	(6)	1,086,276	(6)	—
Long-term incentive plan	166,608	(8)	333,216	(9)	166,608	(8)	$166,608	(8)
Reimbursement of legal/accounting fees	—		5,000		—		—
Excise tax payment (11)	—		—		—		—

Total	$1,996,385		$3,226,292		$1,475,028		$166,608

(1)	This amount represents the prorated portion of Mr. Diaz’s target award under the short-term incentive plan in the year of termination plus three times his base salary and target award under the short-term incentive plan in the year of termination.

(2)	These amounts represent three times such Named Executive Officer’s base salary and target award under the short-term incentive plan in the year of termination.

(3)	These amounts represent a prorated portion of such Named Executive Officer’s target award under the short-term incentive plan in the year of death or Disability.

(4)	These amounts represent the Company’s cost to provide health, dental, life and long-term disability benefits for a three-year period based upon the Named Executive Officer’s current coverage as of December 31, 2006.

(5)	These amounts represent the fair value of three years of additional vesting of existing stock options and restricted stock calculated using the December 29, 2006 closing price of the Company’s Common Stock on the NYSE of $25.25.

(6)	These amounts represent the fair value of full vesting for all existing stock options and restricted stock calculated using the December 29, 2006 closing price of the Company’s Common Stock on the NYSE of $25.25.

(7)	These amounts represent the estimated cost of providing for three years appropriate office space and an administrative assistant’s salary and benefits based upon the 2006 cost for these items.

(8)	These amounts represent the prorated portion of such Named Executive Officer’s target award under the long-term incentive plan in the year of termination, death, Disability or Retirement.

(9)	These amounts represent such Named Executive Officer’s maximum award under the long-term incentive plan in the year of termination.

(10)	Retirement awards are not payable under the long-term incentive plan until age 55. As such, Mr. Diaz and Mr. Lechleiter would not be eligible to receive a retirement benefit under the long-term incentive plan if they retired as of December 31, 2006.

(11)	The Named Executive Officers are entitled to reimbursement for excise taxes which may be imposed on such Named Executive Officer for payments made as a result of a change in control of the Company. Based upon the Company’s calculation, no excise tax would have been imposed on the Named Executive Officers in the event of a change in control of the Company as of December 31, 2006.

(12)	These amounts represent the prorated portion of such Named Executive Officer’s target award under the short-term incentive plan in the year of termination plus one and one-half times his base salary and target award under the short-term incentive plan in the year of termination.

(13)	These amounts represent the Company’s cost to provide health, dental, life and long-term disability benefits for an eighteen-month period based upon the Named Executive Officer’s current coverage as of December 31, 2006.

(14)	These amounts represent the fair value of eighteen months of additional vesting of existing stock options and restricted stock calculated using the December 29, 2006 closing price of the Company’s Common Stock on the NYSE of $25.25.

(15)	This amount represents three times Mr. Kuntz’s base salary in the year of termination.

DIRECTOR COMPENSATION TABLE – FISCAL YEAR 2006

During 2006, non-employee directors received (1) $3,000 for each Board meeting attended and $2,000 for each committee meeting attended unless the meeting was held telephonically; (2) $1,000 for each telephonic meeting of the Board or any committee meeting attended; (3) a $12,000 quarterly retainer; and (4) an additional $2,500 quarterly retainer for the Audit Committee chairman and an additional $2,000 quarterly retainer for the other committee chairmen. In addition, the lead independent director received an additional quarterly retainer of $2,000.

Pursuant to the Directors Plan, on January 10, 2006 the Company issued to each non-employee director an option to purchase 5,000 shares of Common Stock having an exercise price of $28.89 per share. These options are exercisable in four equal annual installments beginning on the first anniversary of their grant date and have a ten-year term. On November 6, 2006, pursuant to the Directors Plan and in connection with her appointment to the Board of Directors, the Company issued to Ms. Ann C. Berzin an option to purchase 15,000 shares of Common Stock having an exercise price of $25.87 per share. These options are exercisable in four equal annual installments beginning on the first anniversary of their grant date and have a ten-year term. Pursuant to the Directors Plan, the Company issues, on January 10 of each year during the term of the Directors Plan, an option to purchase 5,000 shares of Common Stock to each non-employee director. These options will have an exercise price equal to the fair market value of the Common Stock on the date the option is granted, vest in four equal annual installments beginning on the first anniversary of their date of grant, and have a ten-year term.

In addition, upon the appointment or election of a person as a non-employee director for the first time, the Directors Plan currently provides that such director will receive a one-time grant of an option to purchase 15,000 shares of Common Stock under the Directors Plan. These options will have an exercise price equal to the fair market value of the Common Stock on the date the option is granted, vest in four equal annual installments beginning on the first anniversary of their date of grant, and have a ten-year term.

A proposal to amend and restate the Directors Plan is set forth herein as Proposal 2. See “Proposal to Amend and Restate the Company’s 2001 Stock Option Plan for Non-Employee Directors (Amended and Restated).”

The following table sets forth certain information regarding compensation of all directors of the Company during 2006.

Name	Fees Earned or Paid in Cash	Option Awards (1)		Total
Edward L. Kuntz (2)	—	—		—
Paul J. Diaz (2)	—	—		—
Ann C. Berzin	$15,000	$18,164	(3)(4)	$33,164
Thomas P. Cooper, M.D.	$102,000	$111,739	(4)(5)	$213,739
Michael J. Embler (6)	$104,000	$94,004	(4)(5)	$198,004
Garry N. Garrison	$92,000	$94,004	(4)(5)	$186,004
Isaac Kaufman	$107,000	$94,004	(4)(5)	$201,004
John H. Klein	$131,000	$94,004	(4)(5)	$225,004
Eddy J. Rogers, Jr.	$97,000	$120,139	(4)(5)	$217,139

(1)	These amounts represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123R. As such, these amounts reflect awards granted in and prior to 2006. In each case, the amount of compensation expense was calculated excluding forfeiture assumptions. The assumptions used in calculating these amounts with respect to awards made in fiscal year 2006 are discussed in Note 15 to the Company’s audited financial statements for the year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2007.

(2)	Mr. Kuntz and Mr. Diaz are compensated as executive officers of the Company and do not receive any additional compensation for serving as a director of the Company. See “Summary Compensation Table.”

(3)	The grant date fair value for Ms. Berzin’s November 6, 2006 option award is $209,250, calculated in accordance with SFAS 123R. The assumptions used in calculating this award are discussed in Note 15 to the Company’s audited financial statements for the year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2007.

(4)	As of December 31, 2006, each non-employee director held the following number of outstanding options: Ms. Berzin – 15,000; Dr. Cooper – 31,000; Mr. Embler – 48,000; Mr. Garrison – 48,000; Mr. Kaufman – 48,000; Mr. Klein – 48,000; and Mr. Rogers – 36,000.

(5)	The grant date fair value for each option award granted to these directors on January 10, 2006 is $77,300, calculated in accordance with SFAS 123R. The assumptions used in calculating these awards are discussed in Note 15 to the Company’s audited financial statements for the year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2007.

(6)	All cash and non-cash compensation issued to Mr. Embler in connection with his service on the Board of Directors has or will be distributed directly to the advisory clients of FMA.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee of the Board is composed entirely of independent directors satisfying the requirements of the NYSE listing standards. The Committee is composed of Mr. John H. Klein (Chairman), Thomas P. Cooper, M.D., Mr. Michael J. Embler and Mr. Garry N. Garrison. The Executive Compensation Committee is responsible for establishing and administering the policies and programs that govern both annual cash compensation and stock-based incentive compensation plans for the executive officers of the Company.

The Executive Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section with management. Based upon the foregoing review and discussion with management, the Executive Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this proxy statement.

All members of the Executive Compensation Committee of the Company listed below submit the foregoing report.

EXECUTIVE COMPENSATION COMMITTEE

John H. Klein, Chairman

Thomas P. Cooper, M.D.

Michael J. Embler

Garry N. Garrison

Compensation Committee Interlocks and Insider Participation

During 2006, Mr. John H. Klein (Chairman), Thomas P. Cooper, M.D., Mr. Michael J. Embler, and Mr. Garry N. Garrison served on the Executive Compensation Committee of the Board of Directors. None of the persons who served on the Executive Compensation Committee are, or have been, an employee or officer of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K under the Securities Act. In addition, none of the Company’s executive officers serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of the Company’s Board of Directors.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is composed of four directors. Each member of the Audit Committee is independent and financially literate as defined in the NYSE listing standards. Mr. Isaac Kaufman (Chairman), Mr. John H. Klein and Mr. Eddy J. Rogers, Jr. served on the Audit Committee for all of 2006. Ms. Ann C. Berzin was appointed to the Audit Committee on November 6, 2006.

The Audit Committee reviews the Company’s financial reporting processes on behalf of the Board of Directors and monitors the Company’s efforts to comply with certain aspects of the Sarbanes-Oxley Act of 2002. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 with the Company’s management and its independent auditor, PricewaterhouseCoopers LLP. Management is responsible for the financial statements and the underlying financial reporting processes, including the system of internal controls. PricewaterhouseCoopers LLP is responsible for auditing the Company’s financial statements, expressing an opinion on the conformity of such audited consolidated financial statements with accounting principles generally accepted in the United States of America, and expressing opinions on the effectiveness of the Company’s internal control over financial reporting and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting. Management has represented to PricewaterhouseCoopers LLP and the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee held eight meetings during 2006. The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP the auditor’s independence from the Company and its management including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, received by the Audit Committee.

The Audit Committee also discussed with the Company’s internal auditors and with PricewaterhouseCoopers LLP the overall scope and plans for their respective audits. The Audit Committee meets periodically with the Company’s internal auditors and with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of their examinations, the evaluation of the Company’s internal controls and the overall quality and transparency of the Company’s financial reporting.

In reliance upon the reviews and discussions referenced above and the report of the independent auditor included in the independent auditor’s opinion with respect to the audited consolidated financial statements, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC.

All members of the Audit Committee of the Company listed below submit the foregoing report.

AUDIT COMMITTEE

Isaac Kaufman, Chairman

Ann C. Berzin

John H. Klein

Eddy J. Rogers, Jr.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table represents aggregate equity compensation plan information as of December 31, 2006 with respect to (1) equity plans that were approved by the Company’s shareholders, and (2) equity plans that had not been approved by the Company’s shareholders.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)		Weighted-average exercise price of outstanding options and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(c)
Equity compensation plans approved by security holders (1)	3,187,869	(2)	$22.69	1,663,490	(3)
Equity compensation plans not approved by security holders	199,000	(4)	$17.89	—

Total	3,386,869		$22.40	1,663,490

(1)	The Equity Incentive Plan has been approved by the Company’s shareholders and is included in these totals. The Directors Plan was approved by the Company’s shareholders on May 18, 2004.

(2)	Represents 3,112,869 shares of Common Stock underlying outstanding stock options granted pursuant to the Equity Incentive Plan and 75,000 shares of Common Stock underlying stock options granted to non-employee directors pursuant to the Directors Plan after the date on which the Directors Plan was approved by the shareholders.

(3)	Restricted Common Stock and other forms of equity awards may be issued under the Equity Incentive Plan.

(4)	This amount includes shares of Common Stock underlying stock options granted to non-employee directors pursuant to the Directors Plan prior to the date on which the Directors Plan was approved by the shareholders.

2. PROPOSAL TO AMEND AND RESTATE THE COMPANY’S 2001 STOCK OPTION

PLAN FOR NON-EMPLOYEE DIRECTORS (AMENDED AND RESTATED)

The Directors Plan provides equity awards to promote the Company’s interests and the interests of its shareholders by allowing the Company to attract and retain highly qualified non-employee directors by permitting them to obtain or increase their proprietary interest in the Company. The Board of Directors initially adopted the Directors Plan on May 21, 2001. The Board of Directors amended and restated the Directors Plan on March 19, 2004, subject to shareholder approval, which was obtained at the Company’s annual meeting on May 18, 2004. It is now proposed that the Directors Plan be amended and restated to make the following changes:

•

Amend the name of the Directors Plan so that, as amended, it will be titled the “Kindred Healthcare, Inc., 2001 Equity Plan for Non-Employee Directors (Amended and Restated)” (the “Amended Directors Plan”);

•	Permit the Executive Compensation Committee of the Board of Directors to grant restricted shares of the Company’s Common Stock and stock options to non-employee directors at its discretion;

•	Discontinue the granting of non-discretionary stock options under the Amended Directors Plan;

•

Prohibit the Company from lowering the option exercise price of previously awarded options, except as necessary to prevent dilution or enlargement of the rights of non-employee directors under the Amended Directors Plan in the event of a merger, reorganization, consolidation, recapitalization, spin-off or similar change in corporate structure;

•

Permit full vesting of all stock options and restricted shares awarded after May 31, 2007 upon death, disability (as defined under the Amended Directors Plan), or retirement (as defined under the Amended Directors Plan); and

•	Miscellaneous technical amendments to facilitate administration of the Amended Directors Plan.

The following is a summary of the material features of the Amended Directors Plan. This summary is subject in all respects to the complete text of the Amended Directors Plan, which is attached as Appendix A.

The Amended Directors Plan will provide the Committee with the discretion to award restricted shares and stock options to the Company’s non-employee directors as described below. The Amended Directors Plan will continue to be administered by the Committee. Only the Company’s non-employee directors are eligible to participate in the Amended Directors Plan. As of April 3, 2007, there were seven non-employee directors eligible to participate in the Amended Directors Plan.

The aggregate number of the Company’s Common Stock that may be covered by awards under the Amended Directors Plan will not exceed 600,000 shares. As of April 3, 2007, 325,500 shares have been issued or reserved for issuance under the Directors Plan. The market value of a share of our Common Stock was $33.19 as of April 3, 2007.

Restricted Stock

Unless otherwise provided in the applicable award agreement, (1) all restricted shares granted under the Amended Directors Plan will vest in four equal annual installments on each of the first through fourth anniversaries of the date of grant, and (2) any dividends paid with respect to the Company’s Common Stock will be paid without condition to holders of restricted shares that have been granted, but not yet vested or forfeited, under the Amended Directors Plan.

Stock Options

Each stock option granted under the Amended Directors Plan will entitle the holder to purchase a specified number of shares of Common Stock. Unless otherwise provided in the applicable award agreement, each stock option will (1) have a term of ten years from the date of grant unless such option is earlier terminated in accordance with the terms of the Amended Directors Plan, (2) be exercisable in four equal annual installments on each of the first through fourth anniversaries of the date of grant, and (3) have an exercise price equal to the fair market value of a share of Common Stock on the date of grant. The exercise price can be paid (1) in cash, (2) in shares of Common Stock (owned for at least six months) valued at their fair market value on the date of exercise, or (3) a combination of both. In addition, stock options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Company.

Termination of Awards

With respect to stock options granted prior to May 31, 2007, in the event that a non-employee director ceases to be a director of the Company (1) because he or she was removed from the Board of Directors for cause (as defined in the Amended Directors Plan), all stock options will terminate immediately on the date of such director’s removal; (2) by reason of death or disability, stock options that were exercisable at such time will remain exercisable for one year after the date of death or disability (unless the options earlier expire); and (3) for any reason other than death, disability or removal for cause, stock options that were exercisable at such time remain exercisable for three months (unless they earlier expire). No stock option may be exercised after the expiration of its term.

With respect to equity awards granted following May 31, 2007, in the event that a non-employee director ceases to be a director of the Company (1) because he or she was removed from the Board of Directors for cause, all stock options will terminate and all restricted shares will be forfeited on the date of such director’s removal; (2) by reason of death, disability or retirement, all stock options and restricted shares shall immediately vest in full; and (3) for any reason other than death, disability, retirement or removal for cause, stock options that were exercisable at such time remain exercisable for three months (unless they earlier expire) and all unvested restricted shares shall be immediately forfeited. No stock option may be exercised after the expiration of its term.

Impact of a Change in Control

Upon a change in control (as defined in the Amended Directors Plan), all outstanding stock options will become fully and immediately exercisable and will remain exercisable until their expiration or cancellation under the Amended Directors Plan. All restricted shares granted under the Amended Directors Plan will immediately vest upon a change in control.

Benefits to Non-Employee Directors

Because future awards of restricted stock and stock options under the Amended Directors Plan will be made by the Committee in its discretion, no data can be provided regarding future grants. The Directors Plan currently provides only for the granting of stock options and does not permit shares of restricted common stock to be granted. Therefore, the following table sets forth information pertaining to stock options granted in 2006 pursuant to the Directors Plan to the non-employee directors named below.

Name of Non-Employee Directors (1)	Total Number of Options	Dollar Value (2)
Ann C. Berzin	15,000	—
Thomas P. Cooper, M.D.	5,000	—
Michael J. Embler	5,000	—
Garry N. Garrison	5,000	—
Isaac Kaufman	5,000	—
John H. Klein	5,000	—
Eddy J. Rogers, Jr.	5,000	—
Non-Employee Directors as a group	45,000	—

(1)	Only non-employee directors of the Company are eligible to receive awards under the Amended Directors Plan.

(2)	These options are not in-the-money options since their exercise price is higher than the closing price of the Company’s Common Stock on the NYSE of $25.25 on December 29, 2006.

Repricing of Options Prohibited

The Company will not lower the option exercise price of previously awarded options under the Amended Directors Plan, except as necessary to prevent dilution or enlargement of the rights of non-employee directors under the Amended Directors Plan in the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, property dividend, share repurchase, share combination, share exchange, issuance of warrants, right or debentures or other change in corporate structure of the Company affecting the Company’s Common Stock. Under these limited circumstances, the Committee will, subject to any required action by the Company’s shareholders, make an appropriate and equitable adjustment in the maximum number of shares of Common Stock available under the Amended Directors Plan and in the number, class and option exercise price of shares subject to awards granted under the Amended Directors Plan.

General Plan Provisions

In the event that any outstanding stock option or unvested restricted stock award granted under the Amended Directors Plan expires, terminates or is canceled for any reason, the shares of Common Stock subject to the unexercised, unvested or unpaid portion of such stock option or restricted shares will again be available for award pursuant to the Amended Directors Plan. Any shares of Common Stock tendered or withheld for payment of all or part of a stock option granted under the Amended Directors Plan also will be available for awards under the Amended Directors Plan.

The Amended Directors Plan provides for an appropriate equitable adjustment in the number of shares of Common Stock available to be issued under the Amended Directors Plan and in the related exercise price for such shares, upon a change in the capitalization of the Company, a stock dividend or split, a merger or combination of shares and certain other similar events.

Stock options and restricted shares granted under the Amended Directors Plan are generally not transferable during the lifetime of a non-employee director. However, in the event a non-employee director was nominated or chosen to serve on the Company’s Board of Directors pursuant to an arrangement between the Company and another person, such non-employee director may direct the initial issuance of a stock option or restricted share grant (and any subsequent issuances of any stock options or restricted share grants) to such other person or transfer such option or restricted shares to such other person, provided that such transferred option or restricted shares shall continue to be subject to the terms and conditions of the Amended Directors Plan. The Committee also may, in its sole discretion, permit the transfer of a stock option or restricted shares granted under the Amended Directors Plan to a family trust for estate planning purposes. Upon the death of a non-employee director, stock options may be transferred to his or her beneficiaries or estate by will or the laws of descent and distribution.

Amendment or Termination of the Amended Directors Plan

The Amended Directors Plan may be amended or terminated by the Board at any time; provided, however, that no amendment shall be effective unless approved by the Company’s shareholders to the extent necessary to satisfy the Code, Rule 16b-3 of the Exchange Act, or any NYSE or other securities exchange listing requirement.

Principal Federal Income Tax Consequences of Stock Options and Restricted Shares Granted under the Amended Directors Plan to Non-Employee Directors and the Company

The following is a summary of the principal U.S. federal income tax consequences generally applicable to the Company and to non-employee directors upon the grant and exercise of stock options and restricted shares under the Amended Directors Plan under the now applicable provisions of the Code and the regulations thereunder.

All options granted to non-employee directors under the Amended Directors Plan are non-qualified stock options (“NQSO”). A non-employee director is not taxed upon grant of an NQSO. Generally, a non-employee director will have ordinary income upon exercise of an NQSO in an amount equal to the excess of the fair market value on the date of exercise of the shares purchased over the exercise price paid upon exercise.

If the non-employee director surrenders previously-owned shares in payment of any or all of the exercise price of an NQSO, the shares received upon exercise of such NQSO equal in number to the previously-owned shares so surrendered would have the tax basis and capital gain holding period applicable to such surrendered shares. The additional shares received upon exercise would have a tax basis equal to the amount taxable as ordinary income upon such exercise (as described in the immediately preceding paragraph) plus the cash paid on exercise (if any) and a new capital gain holding period commencing on the date following the date of exercise.

Upon the vesting of restricted shares granted under the Amended Directors Plan, a non-employee director will have ordinary income in an amount equal to the fair market value of the restricted shares on the vesting date. Upon the sale of any shares with respect to which restrictions have lapsed, the non-employee director will have a long-term or short-term capital gain or loss, depending on the holding period for such shares, based on the difference between the sales proceeds and the amount of ordinary income so recognized at vesting. The holding period for purposes of determining the rate applicable to any such capital gains will commence on the vesting date.

A non-employee director may elect to recognize ordinary income at the time that the restricted share award is made, instead of at the time that it vests, by filing an election under Section 83(b) of the Code, not later than 30 days after the date the restricted share award is made to the non-employee director. The amount of income required to be recognized would be equal to the value of the restricted shares at the time of the award. Any such election must be included with the non-employee director’s income tax return for that year and filed with the IRS service center where the non-employee director’s tax return is filed. A copy of the election must also be given to the Company. Upon the sale of shares as to which such an election has been made, the non-employee director will have a long-term or short-term capital gain or loss, depending upon the holding period for such shares, based on the difference between the sales proceeds and the amount of ordinary income so recognized. If an election under Section 83(b) is made, the holding period for purposes of determining the rate applicable to any such capital gains will commence on the date the restricted share award is made. However, if a non-employee director makes such an election, and recognizes income and pays income tax in the year that the restricted share award is made, the non-employee director will not be entitled to any refund of the tax if the restricted shares are later forfeited.

Tax Consequences to the Company. Regarding the stock options, the Company generally will be entitled to a federal income tax deduction in an amount equal to the amount of compensation income, taxable as ordinary income, recognized by the non-employee director as a result of the exercise of an option in the year of recognition by the non-employee director. Regarding the restricted shares, at the time a non-employee director recognizes ordinary income with respect to restricted shares, either upon vesting or, if a Section 83(b) election is made, upon grant, the Company will be entitled to a U.S. federal income tax deduction in an amount equal to the amount of such ordinary income.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2

3. PROPOSAL TO RATIFY THE APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP

AS THE COMPANY’S INDEPENDENT AUDITOR FOR FISCAL YEAR 2007

The firm of PricewaterhouseCoopers LLP has been retained by the Company as independent auditor to audit the consolidated financial statements of the Company for the 2007 fiscal year and to audit the Company’s internal control over financial reporting as of December 31, 2007.

Although the Company’s bylaws do not require that the Company’s shareholders ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor, the Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP to the Company’s shareholders for ratification as a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee of the Board of Directors, in its sole discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3

Fees Paid to PricewaterhouseCoopers LLP

The following information presents the fees for services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2006 and 2005. The Audit Committee approved all of the services related to the fees set forth below.

Audit Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for each of the years ended December 31, 2006 and 2005 for the audits of the consolidated financial statements of the Company, audits of the Company’s internal control over financial reporting as of December 31, 2006 and 2005, review of interim financial statements included in the Company’s Form 10-Qs and for services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for each of the referenced years were $2,072,020 and $2,030,710, respectively.

Audit-Related Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for each of the years ended December 31, 2006 and 2005, for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not included in the audit fees listed above were $1,989,589 and $443,443, respectively. These fees were primarily related to audits and related services associated with subsidiary reporting, and for 2006, separate audits of the Company’s pharmacy division.

Tax Fees

There were no fees billed by PricewaterhouseCoopers LLP for each of the years ended December 31, 2006 and 2005 for tax compliance, tax advice or tax planning services.

All Other Fees

No other aggregate fees were billed by PricewaterhouseCoopers LLP for the years ended December 31, 2006 and 2005 for products and services other than services described in the sections captioned “Audit Fees,” “Audit-Related Fees,” and “Tax Fees.”

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the auditor’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee is responsible for appointing, evaluating and replacing the independent auditor, setting compensation and overseeing the services rendered by the independent auditor. The Audit Committee has established a policy requiring pre-approval of all audit engagement fees and terms and all permissible non-audit engagements with the independent auditor. Such services may be approved at a meeting of the Audit Committee or the Audit Committee may delegate to one or more of its members the pre-approval of audit engagements and permissible non-audit services provided that any pre-approval by such member or members shall be presented to the Audit Committee at each of its scheduled meetings. All of the services described in the sections captioned “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” were approved by the Audit Committee in accordance with this policy.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

The Company must receive any shareholder proposal intended to be presented at the Company’s 2008 Annual Meeting of shareholders by December 11, 2007 in order to be considered for inclusion in the Company’s proxy materials for such meeting.

In connection with the annual meeting of shareholders of the Company to be held in 2008, if the proponent of a shareholder proposal fails to notify the Company of such proposal, in conformity with the requirements of the Company’s bylaws, before 60 days, but no earlier than 90 days before the anniversary of the annual meeting date for the preceding year, then management proxies will be allowed to use their discretionary voting authority on the proposal if raised at the annual meeting even if there is no discussion of the proposal in the proxy statement.

SHAREHOLDER AND OTHER COMMUNICATIONS

The Company welcomes communications to the Board of Directors and/or individual directors including the Company’s lead independent director. Shareholders or other interested parties who wish to communicate with the Board of Directors or an individual director, including the Company’s lead independent director, should send their communications to the Board of Directors or an individual director, care of the Corporate Secretary, at the Company’s principal office. All such communications will be forwarded to the Board of Directors or the individual director as appropriate.

OTHER MATTERS

The only matters to be considered at the Annual Meeting or any adjournment thereof, so far as known to the Board of Directors, are those set forth in the Notice of Meeting and routine matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote the proxy in accordance with their judgment in such matters.

ADDITIONAL INFORMATION

Copies of the exhibits to the Company’s Annual Report on Form 10-K will be provided to any requesting shareholder, provided that such shareholder agrees to reimburse the Company for reasonable fees related to providing such exhibits.

By Order of the Board of Directors

Paul J. Diaz

President and Chief Executive Officer

APPENDIX A

KINDRED HEALTHCARE, INC.

2001 EQUITY PLAN FOR

NON-EMPLOYEE DIRECTORS

(AMENDED AND RESTATED)

ARTICLE 1. PURPOSE

The purpose of this amended and restated 2001 Equity Plan for Non-Employee Directors is to promote the interests of Kindred Healthcare, Inc., its subsidiaries and shareholders, by allowing the Company to attract and retain highly qualified non-employee directors by permitting them to obtain or increase their proprietary interest in the Company.

ARTICLE 2. DEFINITIONS AND CONSTRUCTION

2.1 Definitions.    As used in the Plan, defined terms shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings:

(a) “Affiliates” shall mean any of the Company’s direct or indirect “subsidiaries” (within the meaning of Section 424 of the Code), except that partnerships, limited liability companies and other entities shall be treated as corporations for purposes of applying the definition of the term “subsidiary.”

(b) “Award” shall mean an Option or Restricted Shares, as the context may require.

(c) “Award Agreement” shall mean an Option Agreement or a Restricted Share Agreement, as the context may require.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Cause” shall mean, unless otherwise defined in an Award Agreement, a felony conviction of a Non-Employee Director or the failure of a Non-Employee Director to contest prosecution for a felony, or a Non-Employee Director’s willful misconduct or dishonesty, any of which is determined by the Committee to be directly and materially harmful to the business or reputation of the Company or its Affiliates.

(f) “Change in Control” shall mean any of the following events:

(i) any Person (as this term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(i) thereunder) (an “Acquiring Person”) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (a “Beneficial Owner”), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, other than beneficial ownership by the Company, any employee benefit plan of the Company or any Person organized, appointed or established pursuant to the terms of any such benefit plan;

(ii) the consummation of an agreement approved by the Company’s shareholders which provides for the sale of substantially all of the assets of the Company to one or more Persons, in any case other than with or to an entity 50% or more of which is controlled by, or is under common control with, the Company;

(iii) during any two-year period, commencing after the effective date of the Plan, individuals who at the date on which the period commences constitute a majority of the Board (the “Incumbent Directors”) cease to constitute a majority thereof for any reason; provided, however, that a director who was not an Incumbent

Director shall be deemed to be an Incumbent Director if such director was elected by, or on the recommendation of, at least two-thirds of the Incumbent Directors (either actually or by prior operation of this provision), other than any director who is so approved in connection with any actual or threatened contest for election to positions on the Board; or

(iv) the Company is merged, combined, consolidated, recapitalized or otherwise organized with one or more other entities that are not Affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by shareholders of the Company, determined on the basis of record ownership as of the date of determination of holders entitled to vote on the transaction (or in the absence of a vote, the day immediately prior to the event).

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(h) “Committee” shall mean the Executive Compensation Committee of the Board or such other committee as the Board shall designate from time to time.

(i) “Company” shall mean Kindred Healthcare, Inc., a Delaware corporation.

(j) “Disability” shall mean a physical or mental condition that would make the Non-Employee Director unable to perform such director’s duties for a continuous period of not less than six months. For purposes of this Plan, a Non-Employee Director shall be deemed to have ceased to be a director as a result of a Disability for purposes of this Plan on the date as of which the Non-Employee Director is determined to have the Disability by the Board.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(l) “Fair Market Value” of the Shares shall mean, as of any applicable date, the closing sale price of the Shares on the New York Stock Exchange, NASDAQ, NASDAQ Bulletin Board or any national or regional stock exchange in which the Shares are primarily traded, or if no such reported sale of the Shares shall have occurred on such date, on the next preceding date on which there was such a reported sale. If there shall be any material alteration in the present system of reporting sale prices of the Shares, or if the Shares shall no longer be listed on the New York Stock Exchange, NASDAQ, NASDAQ Bulletin Board or a national or regional stock exchange, or if the Committee determines that trading does not reflect an accurate value, the Fair Market Value of the Shares as of a particular date shall be determined by such method as shall be determined by the Committee.

(m) “Grantee” shall mean a Non-Employee Director who has been granted an Option or Restricted Shares, or the personal representative, heir or legatee of a Grantee who has the right to exercise the Option or receive the Restricted Shares upon the death of the Non-Employee Director.

(n) “Non-Employee Director” shall mean a member of the Board who is not an employee of the Company or any of its Affiliates.

(o) “Option” shall mean an option to purchase Shares granted to a Grantee pursuant to the Plan.

(p) “Option Agreement” shall mean a written agreement between the Company and a Grantee evidencing the granting of an Option and containing terms and conditions concerning the exercise of the Option.

(q) “Option Spread” shall mean, with respect to an Option, the excess if any, of the Fair Market Value of a Share as of the date of exercise of the Option over the Option Exercise Price (defined in Section 4.3).

(r) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

(s) “Plan” shall mean this 2001 Equity Plan for Non-Employee Directors (Amended and Restated), as the same may be amended from time to time.

(t) “Restricted Share Agreement” shall mean a written agreement between the Company and a Grantee evidencing the granting of Restricted Shares and containing terms and conditions concerning such Restricted Shares.

(u) “Restricted Shares” shall mean restricted Shares of the Company granted to a Grantee pursuant to the Plan.

(v) “Retirement” shall mean termination of service on the Board after having served continuously as a Director for at least three years and after having given the Company written notice of the director’s intent to retire no less than six months prior to the date of retirement, provided, however, such notice is not required if the termination of service is due to the director failing to be re-elected by the shareholders of the Company.

(w) “Shares” shall mean the shares of the Company’s common stock, par value $.25 per share.

2.2 Gender and Number.    Except where otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

2.3 Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3. SHARES SUBJECT TO THE PLAN

The common stock to be offered under the Plan shall be the Shares, which Shares may be unissued Shares or treasury Shares. Subject to the adjustments provided for in Section 6, the aggregate number of Shares that may be covered by Awards granted under the Plan shall not exceed 600,000 Shares, inclusive of all Shares subject to Awards granted under the Plan since its adoption in 2001. Shares subject to, but not delivered under, an Award terminating or expiring for any reason prior to its exercise, in the case of an Option, or vesting, in the case of Restricted Shares, in full shall be deemed available for Awards to be granted thereafter during the term of the Plan. In addition, any Shares tendered and/or withheld for the payment of all or a part of an Option shall again become available for Awards to be granted thereafter during the term of the Plan.

ARTICLE 4. GRANTS OF AWARDS

4.1 Non-Discretionary Grants.    Upon the appointment or election of a person as a Non-Employee Director for the first time while this Plan is in effect, such Non-Employee Director shall receive a one-time grant of an Option for 15,000 Shares. In addition, on January 10 of each calendar year during the term of the Plan, each Non-Employee Director who is acting as a director on such January 10 shall receive a grant of an Option for 5,000 Shares. Notwithstanding anything herein to the contrary, no Options shall be granted under this Section 4.1 after May 31, 2007.

4.2 Discretionary Grants.    Subject to shareholder approval of this Plan at the 2007 Annual Meeting of the Shareholders, the Executive Compensation Committee shall have the authority to grant Awards at its discretion to Non-Employee Directors pursuant to this Plan.

4.3 Terms and Conditions.

(a) Unless otherwise provided in the applicable Award Agreement, each Award of an Option granted under the Plan shall have the following terms and conditions:

(i) The exercise price of the Option (the “Option Exercise Price”) shall be equal to 100% of the Fair Market Value of the Shares on the date the Option is granted.

(ii) The term of the Option shall be ten years from the date of grant unless sooner terminated as provided herein.

(iii) Subject to Section 4.4, the Option shall become exercisable in four equal annual installments, with the first installment becoming exercisable on the first anniversary of the date of grant of the Option. Notwithstanding this Section 4, upon a Change in Control, the Optionee shall have the right to exercise the Option in full as to all Shares subject to the Option.

(b) Unless otherwise provided in the applicable Award Agreement, each Award of Restricted Shares granted under the Plan shall have the following terms and conditions:

(i) Any dividends paid with respect to Shares will be paid to holders of Restricted Shares granted, but not yet vested or forfeited, promptly without condition.

(ii) Subject to Section 4.4, the Restricted Shares shall vest in four equal annual installments, with the first installment vesting on the first anniversary of the date of grant of the Restricted Shares. Notwithstanding the provisions of this Section 4, upon a Change in Control, all Restricted Shares shall immediately vest.

4.4 Termination of Award.

(a) Options granted pursuant to Section 4.1.

(i) If the Grantee ceases to be a director of the Company for any reason other than death, Disability, or removal for Cause the Option shall terminate three months after the Grantee ceases to be a director of the Company (unless the Grantee dies during such period), or on the Option’s expiration date, if earlier, and shall be exercisable during such three-month period only with respect to the number of Shares which the Grantee was entitled to purchase on the day preceding the day on which the Grantee ceased to be a director.

(ii) If the Grantee ceases to be a director of the Company because of removal for Cause, the Option shall immediately terminate on the date of the Grantee’s removal.

(iii) In the event of the Grantee’s death or Disability while serving as a director of the Company, or the Grantee’s death within three months after the Grantee ceases to be a director (other than by reason of removal for Cause), the Option shall terminate upon the earlier to occur of (A) 12 months after the date of the Grantee’s death or Disability, or (B) the Option’s expiration date. The Option shall be exercisable during such period after the Grantee’s death or Disability with respect to the number of Shares as to which the Option shall have been exercisable on the date preceding the Grantee’s death or Disability, as the case may be.

(b) Awards Granted pursuant to Section 4.2.

(i) If the Grantee ceases to be a director of the Company for any reason other than death, Disability, Retirement, or removal for Cause: (A) Options shall terminate three months after the Grantee ceases to be a director of the Company (unless the Grantee dies during such period), or on the Option’s expiration date, if earlier, and shall be exercisable during such three-month period only with respect to the number of Shares which the Grantee was entitled to purchase on the day preceding the day on which the Grantee ceased to be a director, and (B) all Restricted Shares shall be immediately cancelled and forfeited.

(ii) If the Grantee ceases to be a director of the Company because of removal for Cause, Options shall immediately terminate and Restricted Shares shall be immediately cancelled and forfeited on the date of the Grantee’s removal.

(iii) In the event of the Grantee’s Retirement, Disability or death while serving as a director of the Company, or the Grantee’s death within three months after the Grantee ceases to be a director (other than by reason of removal for Cause), Options and Restricted Shares shall immediately vest in full.

4.5 Restrictions on Transferability of Awards.    During the lifetime of the Grantee, each Option shall be exercisable only by the Grantee and an Award is non-transferable and will not be subject in any manner to sale, transfer, alienation, pledge, encumbrance or charge; provided, however, that (i) the Committee may, in its sole discretion, permit the transfer of an Award to a family trust for estate planning purposes and (ii) in the event a Non-Employee Director eligible to receive an Award was nominated to or chosen to serve on the Board pursuant to an arrangement between the Company and another Person, such Non-Employee Director may, upon notice in writing to the Board, direct the initial issuance of the Award (and any subsequent issuances of any Awards) to such other Person (irrespective of Section 4.1) or transfer his Award to such other Person (following an issuance or transfer under such circumstances, such other Person shall be a “Permitted Transferee”).

4.6 Award Agreement.    Each Award shall be evidenced by an Award Agreement which shall set forth the number of Shares for which the Award was granted, the provisions set forth in this Article 4 relating to the Award and such other terms and conditions consistent with the Plan.

4.7 Exercise of Options.    Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve at the time of grant, which need not be the same for each grant or for each Non-Employee Director. Except as provided in Section 4.3(a)(iii), however, in no event may any Option become exercisable within six months of the date of grant in the case of any Non-Employee Director subject to Section 16(b) of the Exchange Act. Options shall be exercised, in whole or in part, by delivery to the Company’s principal office of a written notice of exercise, to the attention of Corporate Secretary, no less than three (3) business days in advance of the effective date of the proposed exercise (the “Exercise Date”), setting forth the number of Shares with respect to which the Option is to be exercised and accompanied by full payment of the Option Exercise Price and all applicable withholding taxes. Applicable withholding taxes shall be calculated based on the Option Spread for each Share specified in the notice of exercise as of the Exercise Date. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Company.

4.8 Payment of Option Exercise Price.    The Option Exercise Price for Shares as to which an Option, or portion thereof, is exercised shall be paid to the Company in full at the time of exercise either (a) in cash or other cash equivalent acceptable to the Company, (b) by tendering Shares, if permitted by the Committee, having a Fair Market Value (determined as of the close of the business day immediately preceding the day on which the Option is exercised) equal to the Option Exercise Price (provided, however, that in the case of a Non-Employee Director subject to Section 16(b) of the Exchange Act, such Shares have been held by the Non-Employee Director for at least six months prior to their tender), (c) a combination of (a) and (b) or any other reasonable consideration that the Committee may deem appropriate, or (d) pursuant to the cashless exercise provision set forth in Section 4.7.

ARTICLE 5. ADMINISTRATION

5.1 The Committee.    The Plan shall be administered by the Committee. The Committee shall meet at such times and places as it determines and may meet through a telephone conference call. A majority of its members shall constitute a quorum, and the decision of the majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held. To the extent required by law and Rule 16b-3 promulgated under the Exchange Act, the Committee may delegate its authority hereunder.

5.2 Section 16 Compliance.    It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act, the provision or administration shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act.

5.3 Section 409A Compliance.    In the event any of the compensation or benefits provided to a Grantee pursuant to this Plan would result in a violation of Section 409A of the Code (including any regulations promulgated thereunder), the Company will use its reasonable best efforts to amend the Plan in the least restrictive manner necessary in order, where applicable (i) to ensure that such compensation is not considered “nonqualified deferred compensation” for purposes of Section 409A of the Code, or (ii) to comply with the provisions of Section 409A, in each case, where possible, without any diminution in the value of the compensation or benefits to be paid or provided to the Grantee pursuant to this Agreement; provided, that nothing in this Agreement shall require the Company to provide any gross-up or other tax reimbursement to the Grantee in connection with any violation of Section 409A or otherwise.

ARTICLE 6. ADJUSTMENTS UPON CHANGE IN CAPITALIZATION

Notwithstanding the limitations set forth in Article 3, in the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures or other change in corporate structure of the Company affecting the Shares, the Committee shall, subject to any required action by the shareholders of the Company, make an appropriate and equitable adjustment in the maximum number of Shares available under the Plan and in the number, class and the Option Exercise Price of Shares subject to Awards granted under the Plan to prevent dilution or enlargement of the rights of Non-Employee Directors under the Plan and outstanding Awards; provided, that the number of Shares subject to any Award shall always be a whole number.

Restricted Shares shall be treated as outstanding Shares for the purpose of any transaction listed above. But unless otherwise provided herein or in any Award Agreement, such transaction shall not affect the restrictions applicable to the Restricted Shares.

ARTICLE 7. AMENDMENTS AND DISCONTINUANCE

7.1 In General.    Except as provided in Sections 7.2 and 7.3 the Board may discontinue, amend, modify or terminate the Plan at any time.

7.2 Awards Previously Granted.    No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Award without the written consent of the Grantee holding such Award. Notwithstanding the foregoing, however, the Company may terminate any outstanding Award(s), in which case the Company, in full consideration for such termination, shall pay with respect to any Award, or portion thereof, so terminated, (i) an amount equal to the Black-Scholes value of such Option, or portion thereof, determined based on the assumptions used for purposes of the Company’s then most recent proxy statement or, if not so used based on assumptions determined by the Committee or (ii) the Fair Market Value as of the date of termination of the Shares granted as Restricted Shares. Such payment shall be made as soon as practicable after the payment amounts are determined.

7.3 Shareholder Approval.    No amendment to the Plan shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of the Code, Rule 16b-3 of the Exchange Act, or any New York Stock Exchange or securities exchange listing requirements.

7.4 No Option Repricing.    The Company shall not reprice any Options, provided that the adjustments under Article 6 are not considered repricings. For purposes of the Plan, the term “reprice” shall mean lowering the Option Exercise Price of previously awarded Options.

ARTICLE 8. EFFECTIVE DATE AND TERMINATION OF THE PLAN

8.1 Effective Date.    The Plan was initially adopted by the Board on May 21, 2001 (the “effective date”); no grants may be made under the Plan after May 31, 2017. The amendments to this Plan adopted by the Board on March 19, 2004 were approved by shareholders at the 2004 Annual Meeting of Shareholders. The amendments to this Plan adopted by the Board on April 2, 2007 are subject to shareholder approval at the 2007 Annual Meeting of Shareholders.

8.2 Termination Date.    The Plan shall terminate on the earliest to occur of (1) the date when all of the Shares available under the Plan shall have been acquired through the exercise of Options or the vesting of Restricted Shares granted under the Plan; (2) 10 years after the date of shareholder approval at the 2007 Annual Meeting of Shareholders; or (3) such earlier date as the Board may determine.

ARTICLE 9. NO RIGHT TO RE-ELECTION

Neither the Plan, nor any action taken under the Plan, shall be construed as conferring upon a Non-Employee Director any right to continue as a director of the Company, to be renominated by the Board or re-elected by the shareholders of the Company.

ARTICLE 10. INDEMNIFICATION; DECISIONS BINDING

10.1 Indemnification.    No member of the Board or the Committee, nor any officer or employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board, the Committee and each officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

10.2 Determinations of the Committee.    Any grant, determination, prescription or other act of the Committee made in good faith shall be final and conclusively binding upon all persons.

ARTICLE 11. GOVERNING LAW

The provisions of the Plan and all agreements under the Plan shall be construed, administered and enforced according to the laws of the State of Delaware without regard to its conflict of laws rules.

DETACH CARD

PROXY

KINDRED HEALTHCARE, INC.

680 SOUTH FOURTH STREET, LOUISVILLE, KENTUCKY 40202-2412

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 31, 2007

The undersigned hereby appoints Richard A. Lechleiter, Executive Vice President and Chief Financial Officer, and Richard E. Chapman, Executive Vice President and Chief Administrative and Information Officer, or either of them, with full power of substitution, as the true and lawful attorneys and proxies to vote, as indicated on the reverse hereof, all shares of Common Stock of Kindred Healthcare, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the annual meeting of shareholders to be held at the Company’s office, 680 South Fourth Street, Louisville, Kentucky 40202-2412, on Thursday, May 31, 2007, at 10:00 a.m., local time, or at any adjournments thereof, with all the powers the undersigned would possess if then and there personally present, upon the matters described in the notice of annual meeting of shareholders and proxy statement, dated April 4, 2007, receipt of which is hereby acknowledged, and upon any other business that may come before the meeting or any such adjournment. The proposals set forth on the reverse hereof are proposed by the Company.

PLEASE MARK, SIGN AND DATE ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.

SEE REVERSE SIDE

c/o National City Bank Shareholder Services Operations Locator 5352 P. O. Box 94509 Cleveland, OH 44101-4509

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

DETACH CARD

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BELOW BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS NO. 1, NO. 2 AND NO. 3 BELOW.

The Board of Directors recommends a vote FOR the following proposals:

1.	ELECTION OF DIRECTORS				2.	PROPOSAL TO AMEND AND RESTATE THE COMPANY’S 2001 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

	Nominees:	Edward L. Kuntz Paul J. Diaz Isaac Kaufman	Ann C. Berzin Michael J. Embler John H. Klein	Thomas P. Cooper, M.D. Garry N. Garrison Eddy J. Rogers, Jr.		FOR ☐ AGAINST ☐ ABSTAIN ☐
					3.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR FISCAL YEAR 2007
	☐FOR all nominees listed above		☐ WITHHOLD AUTHORITY to vote for all nominees listed above
FOR ☐ AGAINST ☐ ABSTAIN ☐

	INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name above.					MARK HERE FOR ADDRESS	☐	MARK HERE IF YOU PLAN	☐
						CHANGE AND NOTE AT LEFT:		TO ATTEND THE MEETING

Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

SIGNATURE:

DATE:

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Kindred Healthcare, Inc.

680 South Fourth Street

Louisville, Kentucky 40202

Telephone: (502) 596-7300

Fax: (502) 596-4858

April 4, 2007

VIA EDGAR

Securities and Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

RE:	Kindred Healthcare, Inc.
File No. 001-14057
Definitive Proxy Statement

Ladies and Gentlemen:

On behalf of Kindred Healthcare, Inc. (the “Company”), please be advised that the Company’s Proxy Statement, form of proxy and Annual Meeting notice are currently being transmitted via EDGAR for filing pursuant to Rule 14a-6(b). We anticipate that the Proxy Statement, form of proxy and Annual Meeting notice will first be mailed on or about April 9, 2007 to shareholders of record of the Company as of April 3, 2007.

Seven (7) copies of the Company’s Annual Report will be sent to you via overnight delivery pursuant to Rule 14a-3(c).

Please contact the undersigned if you have comments or questions regarding this transmission.

Sincerely,

KINDRED HEALTHCARE, INC.

/s/ Joseph L. Landenwich

Joseph L. Landenwich

Senior Vice President of Corporate Legal Affairs

and Corporate Secretary

enclosures